                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 -----------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                 -----------------------------------------------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 24, 1998

                        FIDELITY NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  1-9396                 86-0498599
----------------------------     -----------           -------------------
(State or Other Jurisdiction     (Commission            (I.R.S. Employer
     of Incorporation)           File Number)          Identification No.)

             17911 Von Karman Avenue, Irvine, California              92614
--------------------------------------------------------------------------------
                (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code                (949) 622-5000
                                                                  --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        MERGER WITH GRANITE FINANCIAL, INC.

        Effective February 26, 1998, Fidelity National Financial, Inc. (the "Company"), consummated the merger of its wholly-owned acquisition subsidiary with and into Granite Financial, Inc., which performs specialty finance functions such as originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Each share of Granite's Common Stock was converted into .702 of a share of the Company's Common Stock. Approximately 4.5 million shares of the Company's Common Stock were issued in connection with the merger in exchange for the outstanding shares of Granite Common Stock.

        The merger is accounted for as a pooling-of-interests and, accordingly, the accompanying supplemental financial statements have been retroactively restated as of and for each of the years in the two-year period ended
December 31, 1997 to include the results of Granite.

INDEX TO RESTATED FINANCIAL STATEMENTS                                                              Page
                                                                                                    ----
Independent Auditors' Report ...................................................................     F-1

Restated Consolidated Balance Sheets as of December 31, 1997 and 1996 ..........................     F-2

Restated Consolidated Statements of Earnings for each of the years in the two-year period ended December 31, 1997 and Consolidated Statement of Earnings for the year ended
  December 31, 1995 ............................................................................     F-3

Restated Consolidated Statements of Stockholders' Equity for each of the years in the two-year period ended December 31, 1997 and Consolidated Statement of Stockholders'
  Equity for the year ended December 31, 1995 ..................................................     F-4

Restated Consolidated Statements of Cash Flows for each of the years in the two-year period ended December 31, 1997 and Consolidated Statement of Cash Flows for the year ended
  December 31, 1995 ............................................................................     F-5

Notes to Restated Consolidated Financial Statements and Consolidated Financial Statements ......     F-6

Schedule I - Condensed Financial Information of Registrant (Restated) ..........................     F-45

Schedule II - Valuation and Qualifying Accounts (Restated) .....................................     F-50

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

            Exhibit Number

             23.1   Consent of KPMG Peat Marwick LLP with respect to the Restated Consolidated Financial
                    Statements of Fidelity National Financial, Inc.

             27.1   Restated Financial Data Schedule -- for the year ended December 31, 1997

             27.2   Restated Financial Data Schedule -- for the year ended December 31, 1996

             27.3   Restated Financial Data Schedule -- for the quarter ended March 31, 1997

             27.4   Restated Financial Data Schedule -- for the quarter ended June 30, 1997

             27.5   Restated Financial Data Schedule -- for the quarter ended September 30, 1997

             27.6   Restated Financial Data Schedule -- for the quarter ended March 31, 1996

             27.7   Restated Financial Data Schedule -- for the quarter ended June 30, 1996

             27.8   Restated Financial Data Schedule -- for the quarter ended September 30, 1996

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FIDELITY NATIONAL FINANCIAL, INC.

Date:  June 24, 1998              By:  /s/    ALLEN D. MEADOWS
                                       -----------------------------------------
                                       Name:  Allen D. Meadows
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Fidelity National Financial, Inc.:

  We have audited the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 1997. These Consolidated Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these Consolidated Financial Statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Fidelity National Financial, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                               KPMG PEAT MARWICK LLP

Los Angeles, California
June 19, 1998

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                           DECEMBER 31,
                                                                                      ----------------------
                                                                                        1997          1996
                                                                                      --------      --------
                                                                                     (Restated)    (Restated)
                                              ASSETS
Investments:
 Fixed maturities available for sale, at fair value ............................      $217,001       166,329
 Equity securities, at fair value ..............................................        70,418        42,338
 Other long-term investments, at cost, which approximates fair value ...........        16,464         6,782
 Short-term investments, at cost, which approximates fair value ................        17,793           873
 Investments in real estate and partnerships, net ..............................         5,201        11,352
                                                                                      --------      --------
   Total investments ...........................................................       326,877       227,674
Cash and cash equivalents (including restricted cash of $3,358 as of
 December 31, 1997) ............................................................        59,855        72,364
Leases and lease securitization residual interests .............................        53,782        29,034
Trade receivables (less allowance of $5,153 in 1997 and $6,822 in 1996)  .......        52,650        54,355
Notes receivable, net (including $1,346 in 1997 and $1,996 in 1996 with
 affiliated parties) ...........................................................         8,898        11,317
Prepaid expenses and other assets ..............................................        86,789        56,749
Title plants ...................................................................        51,756        50,701
Property and equipment, net ....................................................        38,985        39,230
Income taxes receivable ........................................................            --         7,589
                                                                                      --------      --------
                                                                                      $679,592      $549,013
                                                                                      ========      ========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued liabilities ......................................      $ 72,424      $ 56,287
 Notes payable .................................................................       155,795       171,525
 Reserve for claim losses ......................................................       190,747       187,245
 Deferred income taxes .........................................................        15,060         8,234
 Income taxes payable ..........................................................        10,122            --
                                                                                      --------      --------
                                                                                       444,148       423,291

 Minority interests ............................................................         3,614         1,287

Stockholders' equity:
 Preferred stock, $.0001 par value; authorized, 3,000,000 shares;
   issued and outstanding, none ................................................            --            --
 Common stock, $.0001 par value; authorized, 50,000,000 shares
   in 1997 and 1996; issued, 28,367,439 in 1997 and 23,968,913 in 1996 .........             3             2
 Additional paid-in capital ....................................................       132,729        74,265
 Retained earnings .............................................................       131,051        92,209
                                                                                      --------      --------
                                                                                       263,783       166,476
 Net unrealized gains on investments ...........................................        22,422        12,334
 Less treasury stock, 6,041,352 shares in 1997 and 1996, at cost ...............        54,375        54,375
                                                                                      --------      --------
                                                                                       231,830       124,435
 Commitments and contingencies .................................................
 Subsequent events .............................................................
                                                                                      --------      --------
                                                                                      $679,592      $549,013
                                                                                      ========      ========

                 See Notes to Consolidated Financial Statements.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------------
                                                                                1997             1996            1995
                                                                             ----------       ----------      ----------
                                                                             (Restated)       (Restated)
REVENUE:
  Title insurance premiums ...........................................        $533,220         $475,961        $285,552
  Escrow fees ........................................................          81,241           66,927          49,723
  Other fees and revenue .............................................         115,164           81,797          56,954
  Interest and investment income, including realized gains (losses) ..          33,556           17,692          17,616
                                                                              --------         --------        --------
                                                                               763,181          642,377         409,845
                                                                              --------         --------        --------
EXPENSES:
  Personnel costs ....................................................         243,319          212,647         165,514
  Other operating expenses ...........................................         166,898          155,218         123,888
  Agent commissions ..................................................         223,797          187,901          82,713
  Provision for claim losses .........................................          38,661           33,302          19,031
  Interest expense ...................................................          11,654           10,936           9,239
                                                                              --------         --------        --------
                                                                               684,329          600,004         400,385
                                                                              --------         --------        --------
  Earnings before income taxes and extraordinary item ................          78,852           42,373           9,460
  Income tax expense .................................................          34,055           16,846           1,828
                                                                              --------         --------        --------
     Earnings before extraordinary item ..............................          44,797           25,527           7,632
  Extraordinary item - loss on early retirement of debt,
     net of applicable income tax benefit of
     $1,180 in 1997 and $437 in 1995 .................................          (1,700)              --            (813)
                                                                              --------         --------        --------
     Net earnings ....................................................        $ 43,097         $ 25,527        $  6,819
                                                                              ========         ========        ========
  Basic net earnings .................................................        $ 43,097         $ 25,527        $  6,819
                                                                              ========         ========        ========
  Basic earnings per share before extraordinary item .................        $   2.32         $   1.53        $    .50
  Extraordinary item - loss on early retirement of debt,
     net of applicable income tax benefit, basic basis ...............           (0.09)              --            (.05)
                                                                              --------         --------        --------
  Basic net earnings per share .......................................        $   2.23         $   1.53        $    .45
                                                                              ========         ========        ========
  Weighted average shares outstanding, basic basis ...................          19,272           16,647          15,131
                                                                              ========         ========        ========
  Diluted net earnings ...............................................        $ 46,239         $ 28,723        $  6,819
                                                                              ========         ========        ========
  Diluted net earnings per share before extraordinary item ...........        $   1.92         $   1.30        $    .49
  Extraordinary item - loss on early retirement of debt,
     net of applicable income tax benefit, diluted basis .............           (0.07)              --            (.05)
                                                                              --------         --------        --------
  Diluted net earnings per share .....................................        $   1.85         $   1.30        $    .44
                                                                              ========         ========        ========
  Weighted average shares, diluted basis .............................          24,948           22,106          15,694
                                                                              ========         ========        ========

                 See Notes to Consolidated Financial Statements.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               COMMON STOCK              ADDITIONAL
                                                        ---------------------------       PAID-IN          RETAINED
                                                          SHARES           AMOUNT         CAPITAL          EARNINGS
                                                        ----------       ----------      ----------       ----------
Balance, December 31, 1994 .......................          20,845       $        2      $   56,659       $   66,668
     Exercise of stock options ...................             204               --           1,439               --
     Net unrealized gains on investments .........              --               --              --               --
     Purchase of treasury stock ..................              --               --              --               --
     ACS Systems, Inc. purchase price
       adjustment ................................              53               --              --               --
     Cash dividends ..............................              --               --              --           (3,214)
     Net earnings ................................              --               --              --            6,819
                                                        ----------       ----------      ----------       ----------
Balance, December 31, 1995 .......................          21,102                2          58,098           70,273
                                                        ----------       ----------      ----------       ----------
     Exercise of stock options ...................              61               --             440               --
     Net unrealized gains  on investments ........              --               --              --               --
     Acquisitions ................................             191               --           2,733               --
     Incorporation of Granite Financial, Inc. ....           1,404               --           2,260               --
     Issuance of common stock pursuant to
       Granite Financial, Inc. initial public
       offering, net of offering costs ...........           1,211               --          10,734               --
     Cash dividends ..............................              --               --              --           (3,591)
     Net earnings ................................              --               --              --           25,527
                                                        ----------       ----------      ----------       ----------
Balance, December 31, 1996 (Restated) ............          23,969                2          74,265           92,209
                                                        ----------       ----------      ----------       ----------
     Exercise of stock options ...................             146               --           1,423               --
     Net unrealized gains on investments .........              --               --              --               --
     Acquisitions ................................           1,260               --          12,450               --
     LYONs retirement and conversion .............           1,323               --          27,351               --
     Nations Title Inc. purchase price
       adjustment ................................             (26)              --            (749)              --
     Issuance of common stock pursuant to
       Granite Financial, Inc. secondary
       public offering, net of offering costs ....           1,695                1          17,989               --
     Cash dividends ..............................              --               --              --           (4,255)
     Net earnings ................................              --               --              --           43,097
                                                        ----------       ----------      ----------       ----------
Balance, December 31, 1997 (Restated) ............          28,367       $        3      $  132,729       $  131,051
                                                        ==========       ==========      ==========       ==========

                                                           NET                 TREASURY STOCK
                                                        UNREALIZED       ---------------------------
                                                      GAINS (LOSSES)       SHARES           AMOUNT
                                                      --------------     ----------       ----------
Balance, December 31, 1994 .......................      $   (8,914)           4,396       $  (40,461)
     Exercise of stock options ...................              --               --               --
     Net unrealized gains on investments .........          14,780               --               --
     Purchase of treasury stock ..................              --            1,859          (15,831)
     ACS Systems, Inc. purchase price
       adjustment ................................              --               --               --
     Cash dividends ..............................              --               --               --
     Net earnings ................................              --               --               --
                                                        ----------       ----------       ----------
Balance, December 31, 1995 .......................           5,866            6,255          (56,292)
                                                        ----------       ----------       ----------
     Exercise of stock options ...................              --               --               --
     Net unrealized gains  on investments ........           6,468               --               --
     Acquisitions ................................              --             (214)           1,917
     Incorporation of Granite Financial, Inc. ....              --               --               --
     Issuance of common stock pursuant to
       Granite Financial, Inc. initial public
       offering, net of offering costs ...........              --               --               --
     Cash dividends ..............................              --               --               --
     Net earnings ................................              --               --               --
                                                        ----------       ----------       ----------
Balance, December 31, 1996 (Restated) ............          12,334            6,041          (54,375)
                                                        ----------       ----------       ----------
     Exercise of stock options ...................              --               --               --
     Net unrealized gains on investments .........          10,088               --               --
     Acquisitions ................................              --               --               --
     LYONs retirement and conversion .............              --               --               --
     Nations Title Inc. purchase price
       adjustment ................................              --               --               --
     Issuance of common stock pursuant to
       Granite Financial, Inc. secondary
       public offering, net of offering costs ....              --               --               --
     Cash dividends ..............................              --               --               --
     Net earnings ................................              --               --               --
                                                        ----------       ----------       ----------
Balance, December 31, 1997 (Restated) ............      $   22,422            6,041       $  (54,375)
                                                        ==========       ==========       ==========

                 See Notes to Consolidated Financial Statements.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                       --------------------------------------------
                                                                                          1997             1996             1995
                                                                                       ----------       ----------       ----------
                                                                                       (Restated)       (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings ................................................................      $   43,097       $   25,527       $    6,819
    Adjustments to reconcile net earnings to net cash provided by
      (used in) operating activities:
       Extraordinary item: loss on early retirement of LYONs ....................           2,090               --               --
       Depreciation and amortization ............................................          16,090           13,198           13,410
       Net increase (decrease) in reserve for claim losses ......................           3,382           (4,020)          (7,212)
       Amortization of LYONs original issue discount and other
         debt issuance costs ....................................................           5,939            5,295            4,916
       Provision for losses on real estate and notes
         receivable .............................................................           2,714              999              783
       Equity in (gains) losses of unconsolidated partnerships ..................            (488)             520              (72)
       Gain on sales of investments .............................................         (10,534)          (3,713)          (5,023)
       (Gain) loss on sale of real estate and other assets ......................          (6,454)           1,088             (190)
    Changes in assets and liabilities, net of effects from acquisitions:
       Net increase in lease and lease securitization residual interest .........         (22,540)              --               --
       Net (increase) decrease in trade receivables .............................           2,757           (7,030)         (11,306)
       Net increase in prepaid expenses and other assets ........................         (17,738)         (14,520)          (6,268)
       Net increase (decrease) in accounts payable and
         accrued liabilities ....................................................          11,000            1,393           (4,797)
       Net increase in income taxes .............................................          18,481            4,046            7,673
                                                                                       ----------       ----------       ----------
          Net cash provided by (used in) operating activities ...................          47,796           22,783           (1,267)
                                                                                       ----------       ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from investment securities:
       Held to maturity (principally maturities of securities)  .................              --               --            2,310
       Available for sale .......................................................         272,766          182,512          214,524
    Proceeds from sales of other assets .........................................          15,756            3,700            3,442
    Proceeds from sales of real estate ..........................................           6,407              917               --
    Collections of notes receivable .............................................          13,024           18,654            3,035
    Additions to title plants ...................................................            (830)          (1,011)          (1,719)
    Additions to property and equipment .........................................         (20,855)         (14,667)          (9,655)
    Additions to notes receivable ...............................................          (3,415)          (8,470)          (5,980)
    Purchases of investment securities:
       Held to maturity .........................................................              --               --           (1,941)
       Available for sale .......................................................        (350,503)        (183,788)        (151,305)
    Leases assigned to lender ...................................................              --          (24,793)              --
    Investments in real estate and partnerships .................................          (1,048)              --             (100)
    Sale of subsidiary, net of cash .............................................           5,934               --               --
    Acquisitions of businesses, net of cash acquired ............................         (10,866)         (10,138)         (11,363)
                                                                                       ----------       ----------       ----------
           Net cash provided by (used in) investing activities ..................         (73,630)         (37,084)          41,248
                                                                                       ----------       ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings ..................................................................          20,338           53,671           48,285
    Debt service payments .......................................................         (23,238)         (24,693)         (59,150)
    Extraordinary items:
      Early retirement of LYONs .................................................             790               --               --
      Early retirement of debt ..................................................              --               --            1,250
    Dividends paid ..............................................................          (3,979)          (3,477)          (3,232)
    Stock offering proceeds, net ................................................          17,990           10,832               --
    Exercise of stock options ...................................................           1,424              440            1,439
    Issuance (purchase) of treasury stock, net ..................................              --            1,917          (15,831)
                                                                                       ----------       ----------       ----------
           Net cash provided by (used in) financing activities ..................          13,325           38,690          (27,239)
                                                                                       ----------       ----------       ----------
    Net increase (decrease) in cash and cash equivalents ........................         (12,509)          24,389           12,742
    Cash and cash equivalents at beginning of year ..............................          72,364           47,975           34,689
    Cash acquired in connection with Granite Financial, Inc. ....................              --              544               --
                                                                                       ----------       ----------       ----------
    Cash and cash equivalents at end of year ....................................      $   59,855       $   72,364       $   47,431
                                                                                       ==========       ==========       ==========

                 See Notes to Consolidated Financial Statements.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1997
      (RESTATED) AND 1996 (RESTATED) AND THE YEAR ENDED DECEMBER 31, 1995

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following describes the significant accounting policies of Fidelity National Financial, Inc. ("Fidelity Financial") and its subsidiaries (collectively, the "Company") which have been followed in preparing the accompanying Consolidated Financial Statements.

    On November 17, 1997, Fidelity National Financial, Inc. signed an Agreement and Plan of Merger to merge a newly-formed subsidiary of the Company into Granite Financial, Inc. Granite, located in Golden, Colorado, is a specialty finance company engaged in the business of originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses located throughout the United States. This transaction closed on February 26, 1998. This transaction has been accounted for as a pooling-of-interests.

    The Consolidated Balance Sheets as of December 31, 1997 and 1996 and the related Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years in the two-year period ended December 31, 1997 and the related Notes to Consolidated Financial Statements, have been restated to reflect the inclusion of Granite Financial, Inc. ("Granite"). See Note L.

    Description of business

    Fidelity National Financial, Inc., through its principal subsidiaries is one of the nation's leading real estate service companies, providing title insurance and performing other title-related services such as escrow, collection and trust activities, real estate information and technology services, trustee sales guarantees, credit reporting, attorney services, flood certification, real estate tax services, reconveyances, recordings, foreclosure publishing and posting services and exchange intermediary services. Fidelity has also positioned itself as a specialty finance company through the recent acquisition of Granite Financial, Inc. Granite is a leasing company engaged in originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses.

    The Company's principal subsidiaries consist of Fidelity National Title Insurance Company ("Fidelity Title"), which, in turn, is the parent company of Fidelity National Title Insurance Company of Tennessee ("Fidelity Tennessee"), and was the parent company of Fidelity National Title Insurance Company of California ("Fidelity California"), which was merged into Fidelity Title as of August 7, 1997, and was the parent company of Nations Title Insurance Company ("Nations Title"), which was merged into Fidelity Title as of December 29, 1997; Fidelity National Title Insurance Company of New York ("Fidelity New York"), which, in turn, is the parent company of Nations Title Insurance of New York Inc. ("Nations New York") and National Title Insurance of New York Inc. ("National"); Fidelity National Title Insurance Company of Pennsylvania ("Fidelity Pennsylvania"), which was merged into Fidelity New York as of April 11, 1997, which in turn, was the parent company of American Title Insurance Company ("ATIC"), which was merged into Fidelity Pennsylvania as of November 21, 1996; (collectively, the "Insurance Subsidiaries"); its wholly-owned underwritten title companies (collectively, the "UTCs"); its network of wholly-owned title-related ancillary service companies known as Fidelity National Lender Express Network ("FLEXNet") and Granite Financial, Inc.

    Nations Title Insurance Company, Nations Title Insurance of New York Inc. and National Title Insurance of New York Inc. were acquired, along with Nations Title Inc. ("NTI," collectively, "Nations Title Inc.") in a transaction which closed on April 1, 1996. Certain of the ancillary service companies were acquired in separate transactions during 1997. See Note B.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Principles of consolidation and basis of presentation

    The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All material intercompany profits, transactions and balances have been eliminated. The Company's investments in non-majority-owned partnerships and subsidiaries are accounted for on the equity method.

    On February 26, 1998, the Company, in exchange for approximately 4.5 million shares of Company common stock, acquired the common stock of Granite Financial, Inc. and subsidiaries. The transaction has been accounted for as a pooling-of-interests. Prior to 1996, neither the financial results nor the financial position of Granite were material to the Company's Consolidated Financial Statements. Accordingly, the Consolidated Balance Sheets as of December 31, 1997 and 1996 and the related Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years in the two-year period ended December 31, 1997 and the related Notes to Consolidated Financial Statements, have been restated to reflect the inclusion of Granite. See Notes B and L.

    The results of operations of Fidelity and Granite separately and the combined amounts presented in the Consolidated Financial Statements are summarized below:

                                                        1997          1996
                                                      --------      --------
                                                      (DOLLARS IN THOUSANDS)
    Revenue:
      Fidelity .................................      $746,712      $636,913
      Granite ..................................        16,469         5,464
                                                      --------      --------
      Combined .................................      $763,181      $642,377
                                                      ========      ========

    Earnings:
      Fidelity .................................      $ 39,771      $ 24,337
      Granite ..................................         3,326         1,190
                                                      --------      --------
      Combined .................................      $ 43,097      $ 25,527
                                                      ========      ========

    Effective as of October 1, 1997, the Company acquired Bron Research, Inc. ("BRON"), a flood certification company headquartered in Austin, Texas. The purchase price paid by the Company for the acquisition was $9.85 million, paid in 523,272 shares of Company common stock. BRON now operates as Fidelity National Flood, Inc. This transaction has been accounted for as a pooling-of-interests. BRON's financial position and results of operations as of and for the year ended December 31, 1997 are included in the Consolidated Financial Statements. Prior to 1997, BRON's financial position and results of operations were insignificant, and as such, the 1996 and 1995 Consolidated Financial Statements have not been restated to reflect the inclusion of BRON. See Note B.

    Cash and cash equivalents

    For purposes of reporting cash flows, highly liquid instruments purchased with original maturities of three months or less are considered cash equivalents. The carrying amounts reported in the Consolidated Balance Sheets for these instruments approximate their fair value.

    Restricted Cash

    Granite sold a pool of leases to a grantor trust which required all lease payments received to be deposited in restricted accounts and the distribution of funds to be controlled by the trustee. Granite also sold pools of leases

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES which required a portion of the proceeds from the sales to be held in a separate restricted account to cover any defaults of the leases sold. Restricted cash at December 31, 1997 is required as a condition to these sales.

    Investments

    Fixed maturity securities are purchased to support the investment strategies of the Company, which are developed based on many factors including rate of return, maturity, credit risk, tax considerations and regulatory requirements. Fixed maturity securities which may be sold prior to maturity to support the Company's investment strategies are carried at fair value and are classified as available for sale as of the balance sheet dates. Fair values for fixed maturity securities are principally a function of current interest rates and are based on quoted market prices.

    Equity securities are considered to be available for sale and carried at fair value as of the balance sheet dates. Fair values are based on quoted market prices.

    Other long-term investments, which consist of a limited partnership investment in an investment fund, as well as certain other debt instruments and equity investments, are carried at cost, which approximates fair value.

    Short-term investments, which consist primarily of securities purchased under agreements to resell, commercial paper and money market instruments, which have an original maturity of one year or less, are carried at amortized cost, which approximates fair value.

    Investments in real estate and partnerships are generally held for investment purposes and are carried at cost in the absence of any other than temporary impairment in value. Investments in real estate which are held for sale, including real estate acquired through foreclosure of properties in satisfaction of commercial and real estate loans, are carried at the lower of cost or fair value less estimated costs to sell.

    Realized gains and losses on the sale of investments are determined on the basis of the cost of the specific investments sold and are credited or charged to income on a trade date basis. Unrealized gains or losses on bonds and common stocks which are classified as available for sale, net of applicable deferred income taxes (benefits), are excluded from income and credited or charged directly to a separate component of stockholders' equity. The carrying value for investments considered available for sale is reduced to estimated realizable value if the decline in fair value is deemed other than temporary. Such reductions are recognized as realized losses.

    Leases and Lease Securitization Residual Interests

    Leases and lease securitization residual interests includes direct financing leases, direct financing leases assigned to lender and securitization residual interests. See Note D.

    Direct Financing Leases

    Granite has entered into various lease agreements which, in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 13, "Accounting for Leases," meet the criteria of capitalization and are accounted for as direct financing leases. Under this method, the amount by which gross lease rentals exceed the cost of the related assets, less the estimated recoverable residual value at the expiration of the lease, is recognized as income from direct financing leases over the life of the lease using the interest method. Any permanent reduction in the estimated residual equipment value of leased property is charged to operations in the period it occurs. See Note D.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Sales of Leases

    Gains or losses resulting from sales or securitizations of leases are recognized in the accompanying Consolidated Statements of Earnings at the date of settlement and are based on the difference between the selling price of the sales or securitizations and the carrying value of the related leases sold. Nonrefundable fees and direct costs associated with the origination of leases ("Lease Acquisition Costs") are deferred and recognized when the leases are sold.

    On January 1, 1997, the Company adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 125 (SFAS 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." Under SFAS 125, a transfer of financial assets in which control is surrendered is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in the exchange. Liabilities and derivatives incurred or obtained by the transfer of financial assets are required to be measured at fair value, if practicable. Also, servicing assets and other retained interests in the transferred assets must be measured by allocating the previous carrying value between the asset sold and the interest retained, if any, based on their relative fair values at the date of transfer.

    SFAS 125 also requires an assessment of interest-only strips, loans, other receivables and retained interests in securitizations ("Securitization Residual Interests"). If these assets can be contractually prepaid or otherwise settled such that the holder would not recover substantially all of its recorded investment, the asset will be measured like trading securities. The Company adopted SFAS 125 on January 1, 1997.

    Direct Financing Leases Assigned to Lender

    As SFAS 125 prohibits early application, prior to January 1, 1997, direct financing leases sold prior to that date as part of a securitization to a special-purpose entity that issued debt securities were accounted for as collateralized borrowings. The securitized leases are reflected in the Consolidated Balance Sheets. See Note D.

    Securitization Residual Interests

    Securitization residual interests represent the excess cash flow resulting from the difference between lease payments related to leases transferred pursuant to the provisions of SFAS 125, net of defaults, and the payment of principal and interest to investors in lease backed notes or certificates and servicing, backup servicing, trustee fees and other securitization expenses. Income from the securitization residual interests is recognized over the life of the securitized leases using the interest method. See Note D.

    Allowance for Credit Losses

    Granite is required to estimate the amount of leases expected to result in default and to estimate the amount of loss that will be incurred under each default. Granite currently provides allowances for these losses based on the historical performance of the leases. The actual losses incurred could differ materially from the amounts that Granite has estimated in preparing the historical financial statements.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Lease Acquisition Costs and Broker Commissions

    Lease acquisition costs consist of broker bonuses and commissions paid upon the origination of the lease contracts. The costs are included in direct financing leases and are amortized to expense over the life of the related lease contracts on the interest method.

    Trade receivables

    The carrying amounts reported in the Consolidated Balance Sheets for trade receivables approximate their fair value.

    Fair value of financial instruments

    The fair values of financial instruments presented in the applicable notes to the Company's Consolidated Financial Statements are estimates of the fair values at a specific point in time using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity. See Notes C, D, E and H.

    Title plants

    Title plants are recorded at the cost incurred to construct or obtain and organize historical title information to the point it can be used to perform title searches. Costs incurred to maintain, update and operate title plants are expensed as incurred. Title plants are not amortized as they are considered to have an indefinite life if maintained. Sales of title plants are reported at the amount received net of the adjusted costs of the title plant sold. Sales of title plant copies are reported at the amount received. No cost is allocated to the sale of copies of title plants unless the value of the title plant is diminished.

    Property and equipment

    Property and equipment are recorded at cost, less depreciation. Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the related assets which range from three to thirty years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the applicable lease or the estimated useful lives of such assets.

    Cost in excess of net assets acquired and other intangible assets

    Intangible assets include cost in excess of net assets acquired capitalized software costs, capitalized licensing costs and capitalized debt offering costs and are amortized on a straight line basis over three to forty years. Intangible assets at December 31, 1997 consist of cost in excess of net assets acquired of $38,776,000 less accumulated amortization of $2,541,000, capitalized licensing costs of $2,500,000 less accumulated amortization of $159,000, capitalized software of $12,326,000 less accumulated amortization of $4,636,000 and capitalized debt offering costs of $6,883,000 less accumulated amortization of $3,625,000. At December 31, 1996, intangible assets consist of cost in excess of net assets acquired of $8,349,000 less accumulated amortization of $1,733,000, capitalized licensing costs of $3,937,000 less accumulated amortization of $98,000, capitalized software of $11,720,000 less accumulated amortization of $2,740,000 and capitalized debt offering costs of $5,968,000 less accumulated amortization of $2,042,000.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Impairment of intangible assets is monitored on a continual basis, and is assessed based on an analysis of the cash flows generated by the underlying assets. No impairment of intangible assets has been noted.

    Income taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("Statement 109"), "Accounting for Income Taxes." Statement 109 provides that deferred tax assets and liabilities be recognized for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

    Reserve for claim losses

    The Company's reserve for claim losses includes known claims as well as losses the Company expects to incur, net of recoupments. Each known claim is reserved for on the basis of a review by the Company as to the estimated amount of the claim and the costs required to settle the claim. Reserves for claims which are incurred but not reported are provided for at the time premium revenue is recognized based on historical loss experience and other factors, including industry averages, claim loss history, current legal environment, geographic considerations and type of policy written. Major claims (greater than $500,000) are evaluated and amounts greater than $500,000 are reserved for as they become known because the unique circumstances surrounding most major claims make it inherently impractical to predict the incidence and amount of such claims. The occurrence of a significant major claim in any given period could have a material adverse effect on the Company's financial condition and results of operations for such period. Escrow losses are expensed when they become known and are included in other operating expenses. See Note J.

    If a loss is related to a policy issued by an independent agent, the Company may proceed against the independent agent pursuant to the terms of the agency agreement. In any event, the Company may proceed against third parties who are responsible for any loss under the title insurance policy under rights of subrogation.

    Reinsurance

    In the ordinary course of business, the Company reinsures certain risks with other insurers for the purpose of limiting its maximum loss exposure and also assumes reinsurance for certain risks of other insurers for the purpose of earning additional revenue. The Company cedes or assumes a portion of certain policy liabilities under agent fidelity, excess of loss and case-by-case reinsurance agreements. Reinsurance agreements provide that in the event of a loss (including costs, attorneys' fees and expenses) exceeding the retained amounts, the reinsurer is liable for the excess amount assumed. However, the ceding company remains primarily liable in the event the reinsurer does not meet its contractual obligations. Reinsurance activity is not considered significant.

    Title, escrow, other fees and revenue and agent commissions

    Title insurance premiums, escrow fees and other fees and revenue are recognized as revenue at the time of closing of the related transaction. Title insurance commissions earned by the Company's agents are recognized as an expense concurrently with premium recognition. Other fees and revenue includes revenue derived from Granite's operations, as well as non-title related revenue from other subsidiaries and other title-related revenue not included in title insurance premiums or escrow fees.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Share and per share restatement

    On December 13, 1995, the Company declared a 10% stock dividend, to shareholders of record on January 15, 1996, distributed February 2, 1996. The par value of the additional shares of common stock issued in connection with the stock dividend was credited to common stock and a like amount charged to retained earnings as of December 31, 1995. Fractional shares were paid in cash.

    On December 11, 1996, the Company declared a 10% stock dividend, to shareholders of record on December 23, 1996, distributed January 7, 1997. The par value of the additional shares of Common Stock issued in connection with the stock dividend was credited to common stock and a like amount charged to retained earnings as of December 31, 1996. Fractional shares were paid in cash.

    On December 17, 1997, the Company declared a 10% stock dividend, to shareholders of record on December 29, 1997, distributed January 14, 1998. The par value of the additional shares of common stock issued in connection with the stock dividend was credited to common stock and a like amount charged to retained earnings as of December 31, 1997. Fractional shares were paid in cash.

    All data with respect to earnings per share, dividends per share and share information, including price per share where applicable, in the Consolidated Financial Statements and Notes thereto have been retroactively adjusted to reflect all stock dividends and splits. Additionally, all data impacted has been restated to reflect the acquisitions of Granite and BRON. See Note L.

    Earnings per share

    Basic earnings per share is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding during the period. Dilutive earnings per share is calculated by dividing net earnings available to common shareholders plus the impact of assumed conversions of dilutive potential securities. The Company has granted certain options and warrants which have been treated as common share equivalents for purposes of calculating diluted earnings per share. The Liquid Yield Option Notes ("LYONs") are considered other dilutive securities for purposes of calculating diluted earnings per share to the extent that they are not antidilutive.

    In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), effective for fiscal years ending after December 15, 1997. SFAS 128 introduces and requires the presentation of "basic" earnings per share which represents net earnings divided by the weighted average shares outstanding excluding all common stock equivalents. Dual presentation of "diluted" earnings per share, reflecting the dilutive effects of all common stock equivalents, is also required. The diluted presentation is similar to the former presentation of fully diluted earnings per share. All per share data have been restated to reflect the impact of SFAS 128. The adoption of SFAS 128 did not have a material impact on the Consolidated Financial Statements of the Company.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The following table sets forth the calculation of basic and diluted earnings per share for each of the years in the three-year period ended December 31, 1997:

                                                                         YEAR ENDED DECEMBER 31,
                                                                  -------------------------------------
                                                                    1997           1996          1995
                                                                  --------       --------      --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

Basic earnings per share calculation
  Earnings before extraordinary loss .......................      $ 44,797       $ 25,527      $  7,632
  Extraordinary loss, net of applicable income tax
    benefit of $1,180 in 1997 and $437 in 1995 .............        (1,700)            --          (813)
                                                                  --------       --------      --------
  Net earnings .............................................      $ 43,097       $ 25,527      $  6,819
                                                                  ========       ========      ========
      Weighted average shares ..............................        19,272         16,647        15,131
                                                                  ========       ========      ========
Basic earnings per share
  Earnings before extraordinary loss .......................      $   2.32       $   1.53      $   0.50
  Extraordinary loss .......................................         (0.09)            --         (0.05)
                                                                  --------       --------      --------
  Net earnings .............................................      $   2.23       $   1.53      $   0.45
                                                                  ========       ========      ========
Diluted earnings per share calculation
  Earnings before extraordinary loss .......................      $ 44,797       $ 25,527      $  7,632
  Plus: Impact of assumed conversion of LYONs ..............         3,142          3,196            --(1)
                                                                  --------       --------      --------
  Earnings before extraordinary loss plus
    assumed conversion .....................................        47,939         28,723         7,632
  Extraordinary loss, net of applicable income tax
    benefit of $1,180 in 1997 and $437 in 1995 .............        (1,700)            --          (813)
                                                                  --------       --------      --------
  Net earnings plus assumed conversions ....................      $ 46,239       $ 28,723      $  6,819
                                                                  ========       ========      ========

                                                                         YEAR ENDED DECEMBER 31,
                                                                  -------------------------------------
                                                                    1997           1996          1995
                                                                  --------       --------      --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Weighted average shares ..................................        19,272         16,647        15,131
  Plus: Incremental shares from assumed conversions
      LYONs ................................................         4,553          4,793            --(1)
      Options ..............................................         1,123            666           563
                                                                  --------       --------      --------
  Dilutive potential shares ................................        24,948         22,106        15,694
                                                                  ========       ========      ========
Diluted earnings per share
  Earnings before extraordinary loss plus
    assumed conversions ....................................      $   1.92       $   1.30      $   0.49
  Extraordinary loss .......................................         (0.07)            --         (0.05)
                                                                  --------       --------      --------
  Net earnings .............................................      $   1.85       $   1.30      $   0.44
                                                                  ========       ========      ========

----------

(1) As the conversion of the Liquid Yield Option Notes ("LYONs") had an antidilutive effect in 1995, the assumed conversion is not considered in the diluted earnings per share calculation. Assumed conversion of the LYONs would result in additional net earnings of $3,245,000 and 4,793,000 additional dilutive potential shares.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Management estimates

    The preparation of these Consolidated Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain reclassifications

    Certain reclassifications have been made in the 1996 and 1995 Consolidated Financial Statements to conform to the classifications used in 1997.

B.  ACQUISITIONS

    On April 1, 1996, the Company completed its acquisition of Nations Title Inc. from Nations Holding Group for a purchase price of $19.3 million plus 212,960 shares, $2.1 million, of the Company's common stock, subject to certain adjustments. This transaction has been accounted for as a purchase. During 1997, the Nations Title Inc. purchase price was reduced $749,000, pursuant to certain terms and conditions contained in the acquisition agreement. The purchase price adjustment resulted in Nations Holding Group returning 26,499 shares of common stock to the Company. The returned shares were subsequently cancelled.

    The assets acquired and liabilities assumed in the Nations Title Inc. acquisition were as follows (dollars in thousands):

       Assets acquired at fair value..............................  $ 74,177
       Liabilities assumed at fair value..........................   (52,777)
                                                                    --------
           Total purchase price...................................  $ 21,400
                                                                    ========

    On April 4, 1996, the Company purchased 17% of the outstanding common stock of National Alliance Marketing Group, Inc. ("National Alliance"), a California corporation, for $566,667; together with a warrant to acquire an additional 14% of National Alliance common stock. In addition, the Company loaned $1,200,000 to National Alliance at closing at a rate of prime plus one percent. Subsequently, the Company agreed to increase the credit facility from $1,200,000 to $1,700,000. In consideration for the increase in the credit facility National Alliance agreed to increase the warrant shares which the Company could purchase. If the entire $1,700,000 was borrowed, the Company could purchase an additional 34% of the outstanding shares of National Alliance. After receiving approval of the transaction from the California Department of Insurance, the transaction closed on July 12, 1996. National Alliance is the parent company of Alliance Home Warranty Company ("Alliance"), a California insurance company. Alliance sells home warranty plans to buyers of resale homes, primarily in the Central and Southern California markets. A home warranty contract generally promises the repair or replacement of major operating systems and built-in appliances inside a home for a period of one year. On July 3, 1997, the Company converted the outstanding note balance in conjunction with the exercise of the warrants and now owns 51% of the outstanding common stock of National Alliance, subject to certain regulatory approvals. The outstanding balance of the notes receivable due from National Alliance at conversion was approximately $1.6 million.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the National Alliance acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $3,200
         Cost in excess of net assets acquired......................   3,150
         Liabilities assumed at fair value..........................  (1,809)
         Minority interest..........................................  (2,224)
                                                                      ------
             Total purchase price...................................  $2,317
                                                                      ======

    On November 1, 1996, the Company acquired 80% of the outstanding stock of CRM, Inc. ("CRM") for a purchase price of $3.5 million, $1.0 million in cash and 191,169 shares, $2.5 million, of the Company's common stock. CRM provides real estate information services with a heavy concentration in the areas of tax services and flood certification. The Company combined its existing tax service business with that of CRM. Under certain circumstances the Company can purchase the remaining 20% of the outstanding stock of CRM. CRM, Inc. operates as a majority-owned subsidiary of the Company and is now known as Fidelity National Tax Service, Inc. ("Fidelity National Tax"). This transaction has been accounted for as a purchase. The CRM results of operations were not material to the 1996 Consolidated Financial Statements.

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the Fidelity National Tax acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $2,073
         Cost in excess of net assets acquired......................   2,590
         Liabilities assumed at fair value..........................    (263)
         Minority interest..........................................    (880)
                                                                      ------
             Total purchase price...................................  $3,520
                                                                      ======

    On March 31, 1997, Granite acquired the assets and liabilities of Global Finance & Leasing, Inc. ("Global"), a micro-ticket leasing company, for a purchase price of $2.3 million in cash. The acquisition agreement provides for additional contingent consideration of $916,000 based on the collection of certain receivables. Granite believes the collection of these receivables is remote. Therefore, no liability has been recorded in the Company's Consolidated Financial Statements. This transaction has been accounted for as a purchase.

    The assets and liabilities acquired are as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $4,253
         Cost in excess of net assets acquired......................   2,589
         Liabilities assumed at fair value..........................  (4,508)
                                                                      ------
             Total purchase price...................................  $2,334
                                                                      ======

    On June 20, 1997, Granite acquired certain assets and liabilities of SFR Funding, Inc. a small ticket equipment leasing company, for cash of $300,000 and a note payable of $250,000. Neither the financial position nor results of operations were significant to the Company or Granite since acquisition. This transaction has been accounted for as a purchase.

    On August 22, 1997, the Company acquired the common stock of First Title Corporation ("First Title"), a title company with fourteen offices throughout the southeastern United States. First Title has been merged into a subsidiary of the Company. First Title was acquired for $4.7 million; payable in 80% common stock of the Company (253,398 shares or $3.8 million) and 20% cash (approximately $900,000). This transaction has been accounted for as a purchase.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the First Title Corporation acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $1,294
         Cost in excess of net assets acquired......................   4,033
         Liabilities assumed at fair value..........................    (627)
                                                                      ------
             Total purchase price...................................  $4,700
                                                                      ======

    On September 18, 1997, the Company acquired the common stock of Ifland Credit Services ("ICS"), a credit reporting company headquartered in Lexington, Kentucky, for a purchase price of $3.75 million. ICS has been merged with Credit Reports, Inc. ("CRI") and Classified Credit Data, Inc. ("CCD") in order to form Fidelity National Credit Services. The purchase price was payable 80% in common stock of the Company (170,155 shares or $3.0 million) and 20% cash ($750,000). This transaction has been accounted for as a purchase.

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the Ifland Credit Services acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $  618
         Cost in excess of net assets acquired......................   3,517
         Liabilities assumed at fair value..........................    (385)
                                                                      ------
             Total purchase price...................................  $3,750
                                                                      ======

    On October 9, 1997, the Company acquired the common stock of Credit Reports, Inc. a credit reporting company headquartered in Scottsdale, Arizona, with operations in California, Colorado, Nevada and Oregon. CRI has been merged with ICS and CCD in order to form Fidelity National Credit Services. The purchase price for CRI was $200,000, subject to certain purchase price adjustments based on the combined equity of CRI and Express Network, Inc., its affiliate, payable in 11,455 shares of Company common stock. This transaction has been accounted for as a purchase.

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the Credit Reports, Inc. acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $2,559
         Cost in excess of net assets acquired......................     139
         Liabilities assumed at fair value..........................  (2,498)
                                                                      ------
             Total purchase price...................................  $  200
                                                                      ======

    Also on October 9, 1997, the Company acquired the common stock of Express Network, Inc. ("ENI"), a provider of attorney services such as courier, messenger, courthouse filing, process serving, investigation and reprographics. ENI provides services to legal firms in Los Angeles, Orange County, San Diego, Riverside and San Francisco, California. The purchase price for ENI was $10.55 million; subject to certain purchase price adjustments based on the combined equity of ENI and CRI, its affiliate, payable in 50% common stock of the Company (302,158 shares or $5.275 million) and 50% cash (approximately $5.275 million). Approximately $2.8 million of the cash portion of the purchase price will be paid in equal installments over a four-year period. This transaction has been accounted for as a purchase.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the Express Network, Inc. acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value..................... $ 3,018
         Cost in excess of net assets acquired......................   9,640
         Liabilities assumed at fair value..........................  (2,108)
                                                                     -------
             Total purchase price................................... $10,550
                                                                     =======

    On October 21, 1997, the Company acquired 100% of the common stock of Classified Credit Data, Inc., a credit reporting company headquartered in Orange County, California, for a purchase price of $300,000, which was paid in cash. CCD was merged with ICS and CRI in order to form Fidelity National Credit Services. This transaction has been accounted for as a purchase.

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the Classified Credit Data acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $  385
         Cost in excess of net assets acquired......................     386
         Liabilities assumed at fair value..........................    (471)
                                                                      ------
             Total purchase price...................................  $  300
                                                                      ======

    On December 30, 1997, Granite completed the acquisition of 84% of the common stock of North Pacific Funding, Inc. dba C&W Leasing and its wholly-owned subsidiary CKC Corporation dba US Funding (collectively, "C&W Leasing"). The purchase price for this transaction was $5.1 million, in the form of notes payable to the former stockholders. This transaction has been accounted for as a purchase. The remaining 16% of the common stock of C&W Leasing was purchased on January 5, 1998 for additional consideration of $.9 million in promissory notes payable.

    The assets acquired, including cost in excess of net assets acquired, and liabilities assumed in the C&W Leasing acquisition were as follows (dollars in thousands):

         Tangible assets acquired at fair value.....................  $1,003
         Cost in excess of net assets acquired......................   5,821
         Liabilities assumed at fair value..........................  (1,724)
                                                                      ------
             Total purchase price...................................  $5,100
                                                                      ======

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Selected unaudited pro forma combined results of operations for the years ended December 31, 1997, 1996 and 1995, assuming the Nations Title Inc. and Fidelity National Tax acquisitions occurred on January 1, 1997, 1996 and 1995, and assuming the National Alliance, Global, SFR Funding, Inc., First Title, ICS, CRI, ENI, CCD and C&W Leasing acquisitions occurred on January 1, 1997 and 1996, are presented as follows:


                                                        YEAR ENDED DECEMBER 31,
                                                  ----------------------------------
                                                    1997         1996           1995
                                                  --------     ---------     -------
                                                         (DOLLARS IN THOUSANDS,
                                                        EXCEPT PER SHARE AMOUNTS)

         Total revenue........................    $805,047     $732,642      $588,759

         Basic earnings before
          extraordinary item..................    $ 45,219     $ 23,910      $  7,395
         Basic net earnings...................      43,519       23,910         6,582
         Basic earnings per share.............    $   2.65     $   1.51      $    .42

         Diluted earnings before
          extraordinary item..................    $ 48,361     $ 27,106      $  7,395
         Diluted net earnings.................      46,661       27,106         6,582
         Diluted earnings per share...........    $   2.12     $   1.28      $    .41

C.  INVESTMENTS

    The carrying amounts and fair values of the Company's fixed maturity securities at December 31, 1997 and 1996 are as follows:

                                                                                     DECEMBER 31, 1997
                                                              -----------------------------------------------------------------
                                                                                           GROSS         GROSS
                                                              CARRYING     AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                               AMOUNT         COST         GAINS         LOSSES         VALUE
                                                              --------      --------     -----------   ----------      --------
                                                                                      (DOLLARS IN THOUSANDS)
Fixed maturity investments (available for sale):
     U.S. government and agencies ......................      $ 36,869      $ 36,537      $    373      $    (41)      $ 36,869
     States and political subdivisions .................       122,164       119,626         2,545            (7)       122,164
     Corporate securities ..............................        52,810        52,308           532           (30)        52,810
     Mortgage-backed securities ........................         5,158         5,118            60           (20)         5,158
                                                              --------      --------      --------      --------       --------
                                                              $217,001      $213,589      $  3,510      $    (98)      $217,001
                                                              ========      ========      ========      ========       ========

                                                                                         DECEMBER 31, 1996
                                                              -----------------------------------------------------------------
                                                                                           GROSS         GROSS
                                                              CARRYING     AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                               AMOUNT         COST         GAINS         LOSSES         VALUE
                                                              --------      --------     -----------   ----------      --------
                                                                                      (DOLLARS IN THOUSANDS)

Fixed maturity investments (available for sale):
     U.S. government and agencies ......................      $ 87,765      $ 88,376      $   106       $    (717)      $ 87,765
     States and political subdivisions .................        16,534        16,282          270             (18)        16,534
     Corporate securities ..............................        46,354        47,058          241            (945)        46,354
     Mortgage-backed securities ........................        15,676        15,896           86            (306)        15,676
                                                              --------      --------      -------       ---------       --------
                                                              $166,329      $167,612      $   703       $  (1,986)      $166,329
                                                              ========      ========      =======       =========       ========

    The change in unrealized gains (losses) on fixed maturities for the years ended December 31, 1997, 1996, and 1995 was $4,695,000, $(3,255,000) and
$13,025,000, respectively.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The amortized cost and estimated fair value of fixed maturity securities, which are classified as available for sale at December 31, 1997, by contractual maturity, are shown as follows. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties:

                                                                       DECEMBER 31, 1997
                                                     -----------------------------------------------------
                                                     AMORTIZED         %            FAIR             %
MATURITY                                               COST         OF TOTAL        VALUE         OF TOTAL
                                                     ---------      --------       --------       --------
                                                                    (DOLLARS IN THOUSANDS)
      One year or less ...........................   $  5,180            2.4%      $  5,188            2.4%
      After one year through five years ..........    120,134           56.2        121,780           56.1
      After five years through ten years .........     76,760           35.9         78,346           36.1
      After ten years ............................     11,515            5.5         11,687            5.4
                                                     --------       --------       --------       --------
                                                     $213,589          100.0%      $217,001          100.0%
                                                     ========       ========       ========       ========
Subject to call ..................................   $ 17,640            8.3%      $ 18,159            8.4%

    Fixed maturity securities valued at approximately $18,881,000 and $17,670,000 were on deposit with various governmental authorities at December 31, 1997 and 1996, respectively, as required by law.

    Equity securities at December 31, 1997 and 1996 consist of investments in various industry groups as follows:

                                                                       DECEMBER 31,
                                                    --------------------------------------------------
                                                             1997                        1996
                                                    ----------------------      ----------------------
                                                                    FAIR                        FAIR
                                                      COST          VALUE         COST          VALUE
                                                    --------      --------      --------      --------
                                                                   (DOLLARS IN THOUSANDS)
Banks, trust and insurance companies .............  $     50      $     50      $    800      $    863
Industrial, miscellaneous and all other ..........    35,826        70,368        19,349        41,475
                                                    --------      --------      --------      --------
                                                    $ 35,876      $ 70,418      $ 20,149      $ 42,338
                                                    ========      ========      ========      ========

    The carrying value of the Company's investment in equity securities is fair value. As of December 31, 1997, gross unrealized gains and gross unrealized losses on equity securities were $36,774,000 and $2,232,000, respectively. Gross unrealized gains and gross unrealized losses on equity securities were $22,912,000 and $723,000, respectively, as of December 31, 1996.

    Included in equity securities at December 31, 1997 and 1996, is an investment in a certain equity security, CKE Restaurants, Inc., with a cost basis of $3,366,000 and a fair value of $31,404,000 at December 31, 1997 and a cost basis of $3,366,000 and a fair value of $17,892,000 at December 31, 1996.

    The change in unrealized gains on equity securities for the years ended December 31, 1997, 1996 and 1995 was $12,353,000, $15,245,000 and $9,369,000,
respectively.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Interest and investment income, including realized gains (losses), consists of the following:

                                                      YEAR ENDED DECEMBER 31,
                                              -------------------------------------
                                                1997          1996           1995
                                              --------      --------       --------
                                                      (DOLLARS IN THOUSANDS)
    Cash and cash equivalents .............   $  1,103      $  1,666       $  1,571
    Fixed maturity securities .............     10,098         9,431          8,254
    Equity securities .....................     11,664         4,823          5,091
    Short-term investments ................      1,891           165            155
    Notes receivable ......................      2,369         2,675          2,355
    Other .................................      6,431        (1,068)           190
                                              --------      --------       --------
                                              $ 33,556      $ 17,692       $ 17,616
                                              ========      ========       ========

    Net realized gains included in interest and investment income amounted to $16,988,000, $2,625,000 and $5,213,000 for the years ended December 31, 1997,
1996 and 1995, respectively. Included in net realized gains for the year ended December 31, 1997, are net realized gains from the sales of investments of approximately $10,500,000, a net realized gain from the sale of the Company's former home office building of approximately $4,300,000, and net realized gains on the sale of 60% of American Title Company, a former wholly-owned underwritten title company subsidiary, and the sale of FNF Ventures, Inc., a small business investment company subsidiary of approximately $1,300,000 and $800,000, respectively. All amounts are before applicable income taxes.

    During the years ended December 31, 1997, 1996 and 1995, gross realized gains on sales of fixed maturity securities considered available for sale were $735,000, $452,000 and $1,700,000, respectively; and gross realized losses were $429,000, $714,000 and $1,331,000, respectively. Gross proceeds from the sale of fixed maturity securities considered available for sale amounted to $137,019,000, $93,108,000 and $188,902,000, during the years ended December 31,
1997, 1996 and 1995, respectively.

    During the years ended December 31, 1997, 1996 and 1995, gross realized gains on sales of equity securities considered available for sale were $12,658,000, $5,937,000 and $5,111,000, respectively; and gross realized losses were $2,430,000, $1,962,000 and $457,000, respectively. Gross proceeds from the sale of equity securities amounted to $135,747,000, $89,404,000 and $25,622,000 during the years ended December 31, 1997, 1996 and 1995, respectively.

                       FIDELITY NATIONAL FINANCIAL, INC.  AND SUBSIDIARIES

D.  LEASES AND LEASE SECURITIZATION RESIDUAL INTERESTS

    Direct Financing Leases

    Granite's direct financing leases at December 31, 1997 and 1996 consist of the following:

                                                                      DECEMBER 31, 1997
                                                                  ---------------------------
                                                                                    DIRECT
                                                                                  FINANCING
                                                                   DIRECT           LEASES
                                                                  FINANCING       ASSIGNED TO
                                                                   LEASES           LENDER
                                                                  --------        -----------
                                                                    (DOLLARS IN THOUSANDS)
Minimum lease payments receivable ..........................      $ 25,832         $ 13,525
Estimated residual values of leased property ...............         3,480              709
Lease acquisition costs and broker commissions .............         2,194              215
Unearned income ............................................        (9,451)          (2,232)
Reserve for credit losses ..................................        (2,440)            (200)
Security deposits ..........................................          (275)            (115)
                                                                  --------         --------
                                                                  $ 19,340         $ 11,902
                                                                  ========         ========

                                                                        DECEMBER 31, 1996
                                                                 ------------------------------
                                                                                      DIRECT
                                                                                     FINANCING
                                                                   DIRECT             LEASES
                                                                 FINANCING          ASSIGNED TO
                                                                  LEASES             LENDER
                                                                 ---------          -----------
                                                                     (DOLLARS IN THOUSANDS)
Minimum lease payments receivable ..........................      $  9,965           $ 24,668
Estimated residual values of leased property ...............           311                849
Lease acquisition costs and broker commissions .............         1,282                594
Unearned income ............................................        (2,616)            (5,131)
Reserve for credit losses ..................................          (459)               104
Security deposits ..........................................          (233)              (300)
                                                                  --------           --------
                                                                  $  8,250           $ 20,784
                                                                  ========           ========

    Scheduled collections of minimum lease payments receivable are as follows:

                                                                           DIRECT
                                                                          FINANCING
                                                               DIRECT      LEASES
                                                             FINANCING   ASSIGNED TO
                                                               LEASES      LENDER
                                                             ----------  -----------
                                                             (DOLLARS IN THOUSANDS)
Year Ending December 31,
  1998...................................................... $    6,201   $    6,451
  1999......................................................      6,264        4,087
  2000......................................................      5,670        2,618
  2001......................................................      4,564          290
  2002......................................................      3,027           79
  Thereafter................................................        106          --
                                                             ----------   ---------
                                                             $   25,832   $   13,525
                                                             ==========   ==========

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The carrying value of the direct financing leases at December 31, 1997 and 1996 approximated fair value because of the short-term period that these leases are held before sale or securitization. The fair value of the direct financing leases assigned to lender at December 31, 1997 approximated the carrying value because the interest rate on the related Class A Term Note approximates current market rates.

    Asset Securitization

    Securitization residual interests at December 31, 1997 consists of the following (dollars in thousands):

       Future remaining cash flows.........................   $ 29,855
       Estimated losses....................................     (2,809)
                                                              --------
       Future remaining cash flows, net
         of estimated losses...............................     27,046
       Unearned income.....................................     (4,506)
                                                              --------
                                                              $ 22,540
                                                              ========

    Granite funds leases with the intention of selling the leases to investors or securitizing the leases through lease-backed securities. As of December 31, 1997, Granite has completed four securitizations which provide for aggregate funding in the amount of approximately $264,000,000. In each securitization, Granite transfers leases to a wholly-owned, bankruptcy remote special purpose subsidiary established for the limited purpose of purchasing Granite's leases. The subsidiary then sells the leases to a grantor trust, which in turn sells lease-backed notes or certificates to institutional investors. Proceeds from the sale of lease-backed notes or certificates are used by the trust to purchase leases from the subsidiary, which uses such proceeds to purchase the leases from Granite. The securitization may also be completed by the subsidiary without the use of a trust, in which case the subsidiary issues the lease-backed security directly to the investor. The lease-backed securities are promissory notes or equity certificates which are generally collateralized by, or represent an undivided interest in, the leases, the leased equipment and certain collateral accounts. Payments due under the lease-backed securities issued in each of Granite's securitizations through December 31, 1997 have been insured by a financial guaranty policy which provides an unconditional guarantee of Class A note payments in the case of defaults or prepayments on the lease assets.

    In April 1996, Granite's wholly-owned subsidiary, GF Funding I, issued $21,689,000 of 6.33% Class A Lease-Backed Term Notes due November 20, 2001 (the "Lease-Backed Notes") in a private placement. The Lease-Backed Notes are collateralized by (i) payments to be made under leases contributed by Granite Financial, LLC (See Note L.) to GF Funding I, (ii) all of GF Funding I's rights and interest in the leased equipment, (iii) a cash collateral account (which generally does not increase the overall level of credit enhancement, but rather accommodates changes that may occur from time to time in the form of credit enhancement from excess implicit principal balance of lease receivables to cash) and (iv) a financial guaranty insurance policy. Under the terms of the insurance policy, the monthly payments of interest and final payment of principal and maturity are unconditionally guaranteed. As this securitization was completed through the issuance of a debt security prior to the adoption of SFAS 125, the transaction is accounted for as a collateralized borrowing. Accordingly, the underlying lease assets, recorded as direct financing leases assigned to lender, and the related limited recourse note payable are reflected in the Company's Consolidated Balance Sheets. The underlying assets are comprised of Granite's investment in direct financing leases of $11,902,000 and $20,784,000 as of December 31, 1997 and 1996, respectively. The related limited recourse note payable was $11,719,000 and $17,800,000 as of December 31, 1997 and 1996,
respectively.

    In November 1996, GF Funding II was formed to establish Granite's second securitization facility. The facility provides for the issuance of up to $65 million in aggregate principal amount of Class A Lease-Backed Certificates due June 20, 2003 (the 1996 Certificates) in a private placement. For purposes of computing

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES interest, the 1996 Certificates are issued in two tranches, consisting of the Floating Rate Tranche and the Fixed Rate Tranche. The principal amount of the Floating Rate Tranche will generally convert to the Fixed Rate Tranche on a quarterly basis. The Floating Rate Tranche bears interest at an annual rate equal to the LIBOR Rate, as adjusted from time to time, plus .50%. The Fixed Rate Tranche bears interest at an annual rate equal to the Treasury Rate, as adjusted from time to time, plus .70%. The annual interest rate on each tranche is subject to a maximum annual rate of 10.0%. The 1996 Certificates represent an undivided interest in a trust estate created by GF Funding II comprised of (i) payments to be made under leases contributed to GF Funding II, (ii) all of GF Funding II's rights and interests in the leased equipment, (iii) a cash collateral account and (iv) a financial guaranty insurance policy. The initial funding under the securitization facility was approximately $7,200,000. Granite is required to sell a minimum of $1,500,000 in leases to the securitization facility per month. As this securitization was completed through the issuance of equity certificates and Granite and GF Funding II have surrendered control over the future cash flows from these lease assets for the benefit of the holders of the certificates, the transfer of the lease assets is accounted for as a sale. Accordingly, the portion of the underlying lease assets sold were removed from the Consolidated Balance Sheet and the resulting net sales of leases are reflected in the Consolidated Statements of Earnings. The net sales of leases represent the difference between the gross proceeds from the certificate holders and Granite's net investment in the portion of the lease assets sold. Granite has recorded gains from the sales of leases with respect to this securitization of $5,656,000 and $864,000, respectively, during the years ended December 31, 1997 and 1996. Included in the Consolidated Balance Sheet is the allocated portion of Granite's net investment in the lease assets which represents the securitization residual interest retained in the lease assets. The allocation between the cost of leases sold and the securitization residual interest retained is based on their relative fair values on the date of sale. The securitization residual interest for this securitization was $14,502,000 at December 31, 1997.

    In March 1997, GF Funding III was formed to established Granite's third securitization facility. The facility provides for the issuance of up to $27,500,000 in the aggregate principal amount of 6.82% Class A Lease-Backed Certificates due December 20, 2002 (the "1997 Certificates") in a private placement. The 1997 Certificates represent an undivided interest in a trust estate created by GF Funding III comprised of (i) payments to be made under leases contributed to GF Funding III, (ii) all of GF Funding III's rights and interests in the leased equipment, (iii) a cash collateral account, a capitalized interest account, a prefunding account and a collection account and
(iv) a financial guaranty insurance policy. As this securitization was completed through the issuance of equity certificates and Granite and GF Funding III have surrendered control over the future cash flows from these lease assets for the benefit of the holders of the certificates, the transfer of the lease assets is accounted for as a sale. Accordingly, the portion of the underlying lease assets sold were removed from the Consolidated Balance Sheet and the resulting net sales of leases are reflected in the Consolidated Statements of Earnings. The net sales of leases represent the difference between the gross proceeds from the certificate holders and Granite's net investment in the portion of the lease assets sold. Granite has recorded gains from the sales of leases with respect to this securitization of $1,670,000 during the year ended December 31, 1997. Included in the Consolidated Balance Sheet is the allocated portion of Granite's net investment in the lease assets which represents the securitization residual interest retained in the lease assets. The allocation between the cost of leases sold and the securitization residual interest retained is based on their relative fair values on the date of sale. The securitization residual interest for this securitization was $4,195,000 at December 31, 1997.

    The source of repayment for the Lease-Backed Notes and 1996 and 1997 Certificates is the stream of payments to be made on the equipment leases included in the corresponding pool of transferred leases. The value of the securitization residual interest of the collateral enhancement leases in the pool will be realized by Granite on a monthly basis once all principal and interest due under the Lease-Backed Notes or Certificates and associated expenses are paid. The collateral enhancement leases are not a separate and distinct pool of individual leases, but rather are part of the undifferentiated pool of leases.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    In December 1997, GF Funding IV was formed to establish Granite's fourth securitization facility. The facility provides for the issuance of up to $150 million in aggregate principal amount of Class A Lease-Backed Certificates due September 2004 (the "GFIV Certificates") in a private placement. For purposes of computing interest, the GFIV Certificates are issued in two tranches, consisting of the Floating Rate Tranche and the Fixed Rate Tranche. The principal amount of the Floating Rate Tranche will generally convert to the Fixed Rate Tranche on a quarterly basis. The Floating Rate Tranche bears interest at an annual rate equal to the LIBOR Rate, as adjusted from time to time, plus .50%. The Fixed Rate Tranche bears interest at an annual rate equal to the Treasury Rate, as adjusted from time to time, plus .35%. The GFIV Certificates represent an undivided interest in a trust estate created by GF Funding IV comprised of (i) payments to be made under leases contributed to GF Funding IV, (ii) all of GF Funding IV's rights and interests in the leased equipment and (iii) a financial guaranty insurance policy. The initial funding under the securitization facility was approximately $14,300,000. Granite is required to sell a minimum of $10,000,000 in leases to the securitization facility per quarter. As this securitization was completed through the issuance of equity certificates and Granite and GF Funding IV have surrendered control over the future cash flows from these lease assets for the benefit of the holders of the GFIV Certificates, the transfer of the lease assets is accounted for as a sale. Accordingly, the portion of the underlying lease assets sold were removed from the Consolidated Balance Sheet and the resulting net sales of leases are reflected in the Consolidated Statements of Earnings. The net sales of leases represent the difference between the gross proceeds from the certificate holders and Granite's net investment in the portion of the lease assets sold. Granite has recorded gains from the sales of leases with respect to this securitization of $1,418,000 during the year ended December 31, 1997. Included in the Consolidated Balance Sheet is the allocated portion of Granite's net investment in the lease assets which represents the securitization residual interest retained in the lease assets. The allocation between the cost of leases sold and the securitization residual interest retained is based on their relative fair values on the date of sale. The securitization residual interest for this securitization was $3,843,000 at December 31, 1997.

    Subsequent to December 31, 1997, GF Funding V was formed to establish Granite's fifth securitization facility. The facility provides for the issuance of up to $65 million in aggregate principal amount of Class A Lease-Backed Certificates due April 2005 (the "GFV Certificates") in a private placement. For purposes of computing interest the GFV Certificates are issued in Fixed Rate Tranches which bear interest at an annual rate equal to the Treasury Rate, as adjusted from time to time, plus 1.20%. The Certificates represent an undivided interest in a trust estate created by GF Funding V comprised of (i) payments to be made under leases contributed to GF Funding V and (ii) all of GF Funding V's rights and interests in the leased equipment. The initial funding under the securitization facility was approximately $18,400,000 in March 1998. Granite is required to sell a minimum of $15,000,000 in leases to the securitization facility per quarter. As this securitization was completed through the issuance of equity certificates and Granite and GF Funding V have surrendered control over the future cash flows from these lease assets for the benefit of the holders of the Certificates, the transfer of the lease assets will be accounted for as a sale.

    Sale of Leases

    Granite entered into agreements with certain financial institutions to sell, on an ongoing basis, certain leases either on a recourse or non-recourse basis. The purchase price of the leases is determined on a transaction by transaction basis. Revenue is recognized on the date of sale based upon the present value of the payments to be received under the lease. Granite retains servicing of all leases under the agreements. During the years ended December 31, 1997 and 1996, the net sales of leases under these agreements were $1,559,000 and $1,483,000, respectively.

    Included in the net sales of leases above are sales of leases to Heartland Bank of $618,000 and $1,419,000 during the years ended December 31, 1997 and 1996. Heartland Bank purchased an equity interest in Granite in January 1996. The costs and related sales amounts are included in the accompanying Consolidated Statements of

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

Earnings. With respect to the leases sold to Heartland Bank, there is recourse to Granite for the amount of the equipment residual guarantees of approximately $874,000 and a reserve account balance of approximately $488,000 (included in restricted cash) at December 31, 1997.

E.  NOTES RECEIVABLE

    Notes receivable consist of the following:

                                                                                                DECEMBER 31,
                                                                                          -----------------------
                                                                                            1997           1996
                                                                                          --------       --------
                                                                                           (DOLLARS IN THOUSANDS)
Mortgage notes, secured by various deeds of trust, installments due monthly including interest at rates ranging from 7.0%
  to 10%, due through 2022 .........................................................      $    426       $    512
Promissory notes, secured by various assets and unsecured,
  installments due monthly including interest at rates ranging
  from 7.4% to 13%, due through 2008 ...............................................         8,876         11,463
Promissory note due from the Company's Chief Executive Officer, secured by a deed of trust, in monthly installments including
  interest at 9.5%, paid in November 1997 ..........................................            --            471
Officer and employee secured and unsecured notes receivable at rates
  ranging from 7.0% to 10.0%, due through 2004 .....................................         1,346          1,525
                                                                                          --------       --------
                                                                                            10,648         13,971
Allowance for doubtful receivables .................................................        (1,750)        (2,654)
                                                                                          --------       --------
                                                                                          $  8,898       $ 11,317
                                                                                          ========       ========

    The allowance for doubtful receivables is primarily related to promissory notes at December 31, 1997 and 1996. Interest income is not recognized on the Company's non-performing notes receivable.

    The carrying amounts and estimated fair values of the Company's notes receivable were as follows at December 31, 1997 and 1996 (dollars in thousands):

                                                           DECEMBER 31,
                                        --------------------------------------------------
                                                 1997                        1996
                                        ----------------------      ----------------------
                                        CARRYING       FAIR         CARRYING       FAIR
                                         AMOUNT        VALUE         AMOUNT        VALUE
                                        --------      --------      --------      --------
                                                          (DOLLARS IN THOUSANDS)
Mortgage notes ...................      $    426      $    426      $    412      $    412
Other promissory notes ...........         7,365         7,365         8,909         8,909
Affiliated notes .................         1,107         1,107         1,996         1,996
                                        --------      --------      --------      --------
                                        $  8,898      $  8,898      $ 11,317      $ 11,317
                                        ========      ========      ========      ========

    The fair values of significant notes receivable are established using discounted cash flow analyses based on current market interest rates and comparison of rates being received to interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. All other notes receivable are not significant individually or in the aggregate, or are current and at market rates, and their carrying value approximates fair value.

    In September 1991, Manchester Development Corporation ("Manchester"), a wholly-owned subsidiary, sold certain real estate investments and operating properties to Folco Development Corporation ("Folco"), of which the Company's Chief Executive Officer and spouse are sole shareholders, at the assets' net book value of $2,211,000. This transaction resulted in a note receivable from Folco to Manchester of approximately

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

$1,492,000 secured by subordinated deeds of trust on the 11 office buildings included in the sale to Folco. In connection with the sale, the existing leases of space by the Company were amended thereby increasing rental rates approximately 20%. The terms of the agreement between Manchester and Folco provide that each of the subordinated deeds of trust will be released and reconveyed upon payment to Manchester of 15% of the net sales proceeds from the sale of the property encumbered by the subordinated deeds of trust. The note was paid on November 10, 1997. At December 31, 1996, the balance outstanding on the note approximated $471,000 and one property remained unsold.

F.  INVESTMENTS IN REAL ESTATE AND PARTNERSHIPS

    At December 31, 1997 and 1996, the Company had financial interests ranging from 22% to 50% in three real estate partnerships which were accounted for under the equity method. These partnerships are involved in the ownership and management of commercial office buildings, retail facilities and have acquired specific parcels of real property for investment purposes. The Company, through Manchester Development Corporation ("Manchester"), a wholly-owned subsidiary, had a general partnership interest in one of the three real estate partnerships at December 31, 1997 and 1996.

    Two of these partnerships, representing raw land investments, also have officers and directors of the Company as partners with ownership interests that are based on cash contributions. These two partnerships require that all of the partners, including the Company, make pro-rata capital contributions should the partnerships require additional funds to pay liabilities.

    On May 16, 1996, the Company paid $3.1 million to acquire a first lien loan of $3.4 million secured by a commercial office building owned by a real estate partnership in which Manchester is the sole general partner. During 1996, but prior to the Company's acquisition of the loan, officers and directors of the Company assigned their ownership interests in the real estate partnership to Manchester. The Company leases space in the commercial office building.

    On September 30, 1996, the Company accepted the assignment from a real estate partnership of the right to redeem a retail shopping center valued at $4.5 million in exchange for a net payment of $434,000. Officers and directors of the Company, who have ownership interests in the real estate partnership, assigned their rights to redeem to the Company. On November 21, 1996, the Company redeemed the retail property at a price of $2.8 million. The Company continues to collect rent from the retail tenants while actively marketing the property for sale. The property is carried at cost, which approximates fair value.

    Summarized combined financial information of the unconsolidated partnerships is as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                         -------------------------------------
                                                                           1997          1996           1995
                                                                         --------      --------       --------
                                                                                (DOLLARS IN THOUSANDS)
Total assets, primarily land, development and
   improvement costs ..............................................      $  3,922      $  3,960       $ 14,096
Total liabilities, primarily notes and mortgages payable ..........           819           841         12,664
                                                                         --------      --------       --------
Partners' equity ..................................................      $  3,103      $  3,119       $  1,432
                                                                         ========      ========       ========
Revenue ...........................................................      $     47      $    378       $  1,568
                                                                         ========      ========       ========
Net income (loss) .................................................      $     22      $    (73)      $   (515)
                                                                         ========      ========       ========

    At December 31, 1997 and 1996, the Company had a 92.5% and a 76.3% interest in real estate partnerships which are consolidated with the Company.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Manchester is presently a partner with Sussex Holdings, Ltd. (an affiliate of Folco) in Folco Mission Valley Partners Limited Partnership, a California limited partnership. Manchester owns a 22% limited partnership interest and Sussex Holdings, Ltd. owns a 78% general partnership interest. Fidelity Title is the sole tenant in the building and received an approximate 30% decrease in its annual rental rate based upon its lease with Folco Mission Valley.

    Investments in real estate and partnerships consist of the following:

                                                                                    DECEMBER 31,
                                                                              -----------------------
                                                                                1997           1996
                                                                              --------       --------
                                                                               (DOLLARS IN THOUSANDS)
      Investments in real estate:
          Land .........................................................      $  4,291       $  7,476
          Commercial buildings, net of accumulated depreciation
            of $67 and $2,925 ..........................................           663          6,537
      Investments in unconsolidated partnerships .......................         1,714          1,806
                                                                              --------       --------
                                                                                 6,668         15,819
      Valuation allowance ..............................................        (1,467)        (4,467)
                                                                              --------       --------
                                                                              $  5,201       $ 11,352
                                                                              ========       ========

    During 1997, the Company sold an investment in real estate at a purchase price that approximated book value.

G.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                               DECEMBER 31,
                                                                        -------------------------
                                                                          1997            1996
                                                                        ---------       ---------
                                                                          (DOLLARS IN THOUSANDS)
      Land .......................................................      $   4,863       $   4,370
      Buildings ..................................................          7,148          14,700
      Leasehold improvements .....................................         11,427           9,452
      Furniture, fixtures and equipment ..........................         88,493          72,069
                                                                        ---------       ---------
                                                                          111,931         100,591
      Accumulated depreciation and amortization ..................        (72,946)        (61,361)
                                                                        ---------       ---------
                                                                        $  38,985       $  39,230
                                                                        =========       =========

H.  NOTES PAYABLE

    Notes payable consist of the following:

                                                                                                     DECEMBER 31,
                                                                                                ----------------------
                                                                                                  1997          1996
                                                                                                --------      --------
                                                                                                (DOLLARS IN THOUSANDS)
Credit agreement, secured by common stock of certain Insurance Subsidiaries, with principal due quarterly and interest due monthly at LIBOR rate plus 2.0%
  (7.63% at December 31, 1997), due September 2001, paid subsequent
   to year end ...........................................................................      $ 15,250      $ 18,250

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

H.  NOTES PAYABLE, CONTINUED

    Notes payable consist of the following (continued):

                                                                                                     DECEMBER 31,
                                                                                                ----------------------
                                                                                                  1997          1996
                                                                                                --------      --------
                                                                                                (DOLLARS IN THOUSANDS)
Bank revolving credit facility, secured by common stock of certain Insurance
  Subsidiaries, with interest due quarterly at LIBOR plus 2.0% (7.63% at
  December 31, 1997), principal due quarterly beginning April 1998, due
  September 2001, unused portion of $8 million at December 31, 1997 and 1996,
  paid subsequent to year end ............................................................         5,000         5,000
Equipment line of credit, secured by equipment, with interest due monthly at Prime rate plus 1.00% (9.50% at December 31, 1997), principal, due
  May 1998, unused portion of $3,970 and $414 at
  December 31, 1997 and 1996 .............................................................         4,030         5,586
Bank revolving line of credit, secured by security interest in certain leases and the underlying equipment, interest due monthly at Prime plus .625% (9.125% at December 31, 1997), unused portion of $33,200 million at
  December 31, 1997, subsequent to year end line of credit increased to $46,000
  million and maturity date extended to August 1998 ......................................         2,784            --
Bank line of credit, unsecured, interest due monthly at Bank's
  Reference Rate plus .75% (9.25% at December 31, 1997), due
  June 1998, no unused portion at December 31, 1997 ......................................         3,000            --
Bank line of credit, secured by interest in certain leases and underlying equipment, interest due monthly at Bank's Reference Rate plus 1.0% (9.25% at
  December 31, 1996), unused portion of $1,098 at December 31, 1996, repaid May 1997 .....            --         3,902
Bank promissory note, secured by equipment, with principal and interest
  due monthly at LIBOR plus 1.77%, paid in September 1997 ................................            --         2,760
Bank promissory note, secured by equipment, with principal and interest due monthly at LIBOR plus 1.77% (7.40% at December 31, 1997),
  due October 1998 .......................................................................         2,134         4,787
Bank promissory note, secured by equipment, with principal and interest due monthly at LIBOR plus 2.10% (7.73% at December 31, 1997),
  due June 1999 ..........................................................................         2,052         3,282
Bank promissory note, secured by equipment, with principal and interest at 30 day commercial paper rate plus 2.44% (8.02% at December 31,
  1997), due September 2000 ..............................................................         5,000         7,031
Bank promissory note, secured by equipment, with principal and interest due monthly at LIBOR plus 1.84% (7.47% at December 31, 1997), due
  May 2001 ...............................................................................         4,042            --
Bank promissory note, secured by equipment, with principal and interest due monthly at LIBOR plus 1.84% (7.47% at December 31, 1997), due
  September 2001 .........................................................................         5,784            --
Promissory note, guaranteed by United States Small Business Administration, with interest only at 7.59% due monthly and principal due at maturity,
  September 2006, liability assumed by purchaser when subsidiary
  sold in October 1997 ...................................................................            --         3,000
Promissory note, secured by real estate, with principal and interest due
  monthly at 9.875%, due April 1998 ......................................................         1,693         1,723
Note payable to bank, secured by stock of certain subsidiaries, principal and interest due monthly at LIBOR plus 3.50% (9.468% at December 31, 1997), due within 30 days of change in control or April 1998. Subsequent to December 31,
  1997, maturity date extended to August 1998 ............................................         8,000            --

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

H.  NOTES PAYABLE, CONTINUED

    Notes payable consist of the following (continued):

                                                                                                     DECEMBER 31,
                                                                                                ----------------------
                                                                                                  1997          1996
                                                                                                --------      --------
                                                                                                (DOLLARS IN THOUSANDS)
Note payable secured by certain leases and a security interest in underlying equipment, principal and interest due monthly at 9.80%, due January 2000, unused portion of $2,362 and
  $2,099 at December 31, 1997 and 1996 ...................................................           638           901
Note payable to bank, secured by all tangible and intangible property of a certain subsidiary, principal and interest due monthly
  at 8.72%, due May 1999 .................................................................         1,292            --
Promissory notes, unsecured, interest due quarterly at 8.00%, principal
  due at various dates through July 1999 .................................................         5,100            --
Liquid Yield Option Notes, zero coupon, convertible subordinated notes
  due 2009 with interest at 5.5% .........................................................        76,635        97,013
Other promissory notes with various interest rates and maturities ........................         1,642           490
                                                                                                --------      --------
                                                                                                $144,076      $153,725
                                                                                                ========      ========

    Principal maturities, including accretion of original issue discount, are as follows (dollars in thousands):

    1998.....................................................    $ 33,488
    1999.....................................................      14,148
    2000.....................................................      12,293
    2001.....................................................       6,491
    2002.....................................................         937
    Thereafter...............................................     140,657
                                                                 --------
                                                                 $208,014
                                                                 ========

    The Company's credit agreement, dated as of September 21, 1995, included a $22 million term loan and a $13 million revolving credit facility, is and was collateralized by the common stock of certain Insurance Subsidiaries. This credit facility was terminated and paid subsequent to year end with the proceeds from a new credit facility. Additionally, the Company must comply with certain affirmative and negative covenants related to its debt agreements which require, among other things, that the Company maintain certain financial ratios related to liquidity, net worth, capitalization, investments, restricted payments and certain dividend restrictions.

    The Company entered into an interest rate swap agreement concurrent with the funding of the credit agreement, dated as of September 21, 1995, which is principally used by the Company in the management of interest rate exposure. The interest rate swap agreement is accounted for on the accrual basis. Income and expense are recorded in the same category as that arising from the related debt. Amounts to be paid or received under interest rate swap agreements are recognized as interest income or expense in the period in which they accrue. The interest rate swap agreement has not had a material impact on the Consolidated Financial Statements. See Note O.

    In February 1994, the Company issued zero coupon, convertible subordinated Liquid Yield Options Notes due February 2009 ("LYONs") at an interest rate of 5.5% with a principal amount at maturity of $235,750,000. Net proceeds to the Company were approximately $101,000,000. The proceeds were used for investment and general corporate purposes, including the repurchase of treasury shares.

    On October 17, 1997, the Company in a private transaction, purchased $45 million aggregate principal amount at maturity of its outstanding Liquid Yield Option Notes due 2009 from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") for an aggregate purchase price of $27.2 million (or $605 per $1,000

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES principal amount at maturity of LYONs). The purchase price was paid in the form of 1,267,619 shares, $26.4 million, of the Company's common stock (the "Exchange Shares"). The Company also paid Merrill Lynch, the excess of a base price of $21.48 per Exchange Share over the actual sales price (less $0.05 per share in commissions) realized by Merrill Lynch for sales of up to 552,619 Exchange Shares. The Company also paid Merrill Lynch, for each day, an amount in cash to be determined by multiplying the Net Carry Amount (number of Exchange Shares multiplied by $21.48) by the Applicable Rate (LIBOR plus 2.50%). The Company's payment obligations were subject to reduction for dividends on Exchange Shares received by Merrill Lynch during the period. The Company paid the foregoing amounts to Merrill Lynch in cash of approximately $790,000 on November 7, 1997. The purchase of the LYONs increased stockholders' equity by approximately $24.7 million while reducing outstanding debt by approximately $24.3 million. Additionally, an extraordinary loss due to the early retirement of debt of approximately $1.7 million, net of applicable income taxes, was recorded in the fourth quarter of 1997. The maturity value of LYONs outstanding at December 31, 1997 is approximately $140.6 million.

    The carrying amounts and estimated fair values of the Company's notes payable were as follows at December 31, 1997 and 1996:

                                                                      DECEMBER 31,
                                                      -------------------------------------------
                                                              1997                  1996
                                                      --------------------    -------------------
                                                      CARRYING     FAIR       CARRYING     FAIR
                                                       AMOUNT      VALUE       AMOUNT      VALUE
                                                      ---------   --------    --------   --------
                                                                 (DOLLARS IN THOUSANDS)
    Short-term borrowings...........................  $  18,981   $ 18,981    $  9,612   $  9,612
    Long-term borrowings, variable rate.............     39,263     39,263      41,110     41,110
    Long-term borrowings, fixed rate................     85,832    120,952     103,003     94,115
                                                      ---------   --------    --------   --------
                                                      $ 144,076   $179,196    $153,725   $144,837
                                                      =========   ========    ========   ========

    Short-term borrowings approximate their fair value. The fair value of the Company's fixed rate and variable rate notes payable is estimated using discounted cash flow analyses based on current market interest rates and comparison of interest rates being paid to the Company's current incremental borrowing rates for similar types of borrowing arrangements. The LYON's fair value is calculated based on quoted market prices.

    Also included in Notes Payable in the Consolidated Balance Sheets as of December 31, 1997 and 1996 is the Class A Lease-Backed Term Note due 2001. See Note D. The amount due related to the Class A Lease-Backed Term Note was $11,719,000 and $17,800,000 at December 31, 1997 and 1996, respectively. The carrying amount of the Class A Lease-Backed Note approximates fair value at December 31, 1997 and 1996 due to the fact that the interest rate paid on the Class A Lease-Backed Note approximates market rates.

I.  INCOME TAXES

    Income tax expense (benefit) consists of the following:

                                            YEAR ENDED DECEMBER 31,
                                     ------------------------------------
                                       1997          1996          1995
                                     --------      --------      --------
                                            (DOLLARS IN THOUSANDS)
      Current .................      $ 31,217      $  7,886      $ (2,729)
      Deferred ................         1,658         8,960         4,120
                                     --------      --------      --------
                                     $ 32,875      $ 16,846      $  1,391
                                     ========      ========      ========

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Total income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995 was allocated as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                    -------------------------------------
                                                      1997           1996          1995
                                                    --------       --------      --------
                                                            (DOLLARS IN THOUSANDS)
      Income from continuing operations ......      $ 34,055       $ 16,846      $  1,828
      Extraordinary gain (loss) ..............        (1,180)            --          (437)
                                                    --------       --------      --------
                                                    $ 32,875       $ 16,846      $  1,391
                                                    ========       ========      ========

    Deferred income tax expense (benefit) consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                            1997           1996           1995
                                                          --------       --------       --------
                                                                  (DOLLARS IN THOUSANDS)
      Provision for claim losses in excess
       of statutory amounts ........................      $  2,142       $  5,108       $  4,890
      Employee benefit accruals ....................        (3,758)        (1,847)            81
      (Excess) deficit book over tax bad
       debt expense ................................         2,298            304           (535)
      Other acquisition accruals ...................         1,660          1,862            610
      Statutory unearned premium reserve ...........         1,313          3,624            303
      Accelerated depreciation .....................          (384)        (1,046)            --
      Investments in partnerships ..................           (68)          (434)            --
      Investments in real estate ...................          (624)           128             --
      Lease accounting .............................         2,994            608             --
      Net operating loss carryovers ................        (1,101)            --             --
      Section 338 (h)(10) gain deferral ............        (1,711)          (153)          (504)
      Other ........................................        (1,103)           806           (725)
                                                          --------       --------       --------
                                                          $  1,658       $  8,960       $  4,120
                                                          ========       ========       ========

    The effective tax rate differs from the statutory income tax rate as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                        ----------------------------------
                                                         1997          1996          1995
                                                        ------        ------        ------
      Statutory income tax rate ..................        35.0%         35.0%         34.0%
      Tax exempt interest income .................        (1.6)          (.8)        (23.3)
      Non-deductible expenses ....................         6.2           2.0           6.5
      State taxes, net of Federal deduction ......         3.6           2.7            --
      Other ......................................          .1            .9           (.3)
                                                        ------        ------        ------
                                                          43.3%         39.8%         16.9%
                                                        ======        ======        ======

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The deferred tax assets and liabilities at December 31, 1997 consist of the following:

                                                                                DEFERRED      DEFERRED TAX
                                                                               TAX ASSETS     LIABILITIES
                                                                               ----------     ------------
                                                                                 (DOLLARS IN THOUSANDS)
      Provision for claim losses in excess of statutory amounts ..........      $ 47,072        $     --
      Employee benefit accruals ..........................................         8,175              --
      Excess book over tax provision for bad debts .......................         4,217              --
      Other assets .......................................................         2,165              --
      Statutory unearned premium reserve .................................            --          48,783
      Accelerated depreciation ...........................................            --             148
      Investment securities ..............................................            --          15,532
      Investments in partnerships ........................................            --             392
      Investments in real estate .........................................            --             154
      Section 338 (h)(10) gain deferral ..................................            --           2,046
      Other acquisition accruals .........................................            --           5,509
      Other liabilities ..................................................            --           2,012
      Lease accounting ...................................................            --           3,214
      Net operating loss available for carryovers ........................         1,812              --
                                                                                --------        --------
                                                                                  63,441          77,790
      Less: valuation allowance ..........................................           711              --
                                                                                --------        --------
      Total deferred taxes ...............................................      $ 62,730        $ 77,790
                                                                                ========        ========

    The deferred tax assets and liabilities at December 31, 1996 consist of the following:

                                                                                DEFERRED      DEFERRED TAX
                                                                               TAX ASSETS     LIABILITIES
                                                                               ----------     -----------
                                                                                 (DOLLARS IN THOUSANDS)
      Provision for claim losses in excess of statutory amounts ...........      $ 49,215        $     --
      Employee benefit accruals ...........................................         4,756              --
      Excess book over tax provision for bad debts ........................         5,758              --
      Other assets ........................................................         1,803              --
      Statutory unearned premium reserve ..................................            --          47,470
      Accelerated depreciation ............................................            --             543
      Investment securities ...............................................            --           8,503
      Investments in partnerships .........................................            --             460
      Investments in real estate ..........................................            --             778
      Section 338 (h)(10) gain deferral ...................................            --           3,758
      Other acquisition accruals ..........................................            --           3,266
      Other liabilities ...................................................            --           4,380
      Lease accounting ....................................................            --             608
      Net operating loss available for carryover ..........................           711              --
                                                                                 --------        --------
                                                                                   62,243          69,766
      Less: valuation allowance ...........................................           711              --
                                                                                 --------        --------
      Total deferred taxes ................................................      $ 61,532        $ 69,766
                                                                                 ========        ========

  Based upon the Company's current and historical pre-tax earnings, management believes it is more likely than not that the Company will realize the benefit of its existing deferred tax assets, net of the recorded valuation allowance. Management believes the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES strategies could be implemented, if necessary, to supplement income from operations to fully realize recorded tax benefits.

  The Company's 1990 through 1994 Federal income tax returns are currently under examination by the Internal Revenue Service. Based on information currently available, management does not believe the outcome of these examinations will have a material impact on the financial condition or results of operations of the Company.

J.SUMMARY OF RESERVE FOR CLAIM LOSSES

  A summary of the reserve for claim losses follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                    --------------------------------------------
                                                                       1997             1996             1995
                                                                    ----------       ----------       ----------
                                                                                (DOLLARS IN THOUSANDS)
Beginning balance ............................................      $  187,245       $  146,094       $  153,306
    Reserves assumed from First Title Corp. ..................             284               --               --
    Reserves relinquished due to the sale of
     American Title Company ..................................            (160)              --               --
    Reserves assumed from Nations Title Inc. .................              --           45,171               --
    Title claim loss provision related to:
     Current year ............................................          36,404           32,505           23,901
     Prior years .............................................           2,257              797           (4,870)
                                                                    ----------       ----------       ----------
    Total title claim loss provision .........................          38,661           33,302           19,031
    Title claims paid, net of recoupments related to:
     Current year ............................................          (2,376)          (2,430)          (2,818)
     Prior years .............................................         (32,907)         (34,892)         (23,425)
                                                                    ----------       ----------       ----------
    Total title claims paid, net of recoupments ..............         (35,283)         (37,322)         (26,243)
                                                                    ----------       ----------       ----------
Ending balance ...............................................      $  190,747       $  187,245       $  146,094
                                                                    ==========       ==========       ==========

    The provision for claim losses includes an estimate of anticipated title claims and major claims. The estimate of anticipated title claims is accrued as a percentage of title premium revenue based on the Company's historical loss experience and other relevant factors. The Company monitors its claims experience on a continual basis and adjusts the provision for claim losses accordingly.

K.  COMMITMENTS AND CONTINGENCIES

    The Company's title insurance underwriting subsidiaries are, in the ordinary course of business, subject to claims made under, and from time-to-time are named as defendants in legal proceedings relating to, policies of insurance they have issued or other services performed on behalf of insured policyholders and other customers. The Company believes that the reserves reflected in its Consolidated Financial Statements are adequate to pay losses and loss adjustment expenses which may result from such claims and proceedings; however, such estimates may be more or less than the amount ultimately paid when the claims are settled.

    Effective January 1996, the Company extended the term of an employment agreement with its Chief Executive Officer for an additional period of five years through March 31, 2001. Under this extension, he is to receive a minimum annual base salary and an annual bonus based on the Company's performance. In addition, the Board of Directors may grant the Chief Executive Officer an annual merit bonus in cash or common stock based on his individual performance during each year of the extension.

    Effective January 1, 1996, the Company entered into one year employment agreements with four of its key executives, whereby each was to receive a minimum annual base salary and an annual bonus based on the Company's performance. Bonuses in the form of cash or common stock could be paid to the executives at the

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES discretion of the Compensation Committee of the Board of Directors. Certain terms of these contracts were subsequently amended/revised effective January 1, 1997 and April 1, 1997. Additionally, effective September 15, 1997, the Company entered into a three year employment agreement with a fifth key executive. Terms and conditions of the fifth executive's contract are similar to the other four.

    In the ordinary course of business, the Company is involved in various pending and threatened litigation matters related to its operations, some of which include claims for punitive or exemplary damages. Management believes that no actions depart from customary litigation incidental to the business of the Company and that resolution of all such litigation will not have a material adverse effect on the Company.

    In conducting its operations, the Company routinely holds customers' assets in trust, pending completion of real estate transactions. Such amounts are maintained in segregated bank accounts and have not been included in the accompanying Consolidated Balance Sheets. The Company has a contingent liability relating to proper disposition of these balances for its customers which amounted to $608.6 million at December 31, 1997.

    The Company leases certain of its premises and equipment under leases which expire at various dates. Several of these agreements include escalation clauses and provide for purchases and renewal options for periods ranging from one to five years.

    Future minimum operating lease payments are as follows (dollars in thousands):

          1998.............................................      $22,881
          1999.............................................       16,928
          2000.............................................       11,885
          2001.............................................        8,675
          2002.............................................        5,257
          Thereafter.......................................        6,622
                                                                 -------
          Total future minimum operating lease payments....      $72,248
                                                                 =======

    Rent expense incurred under operating leases during the years ended December 31, 1997, 1996 and 1995 was $25,020,000, $23,474,000 and $21,388,000,
respectively. Included in rent expense for 1997, 1996 and 1995 is $523,000 paid to related parties.

L.  STOCKHOLDERS' EQUITY

    Title insurance companies, including underwriters, underwritten title companies and independent agents, are subject to extensive regulation under applicable state laws. Each insurance underwriter is usually subject to a holding company act in its state of domicile which regulates, among other matters, the ability to pay dividends and investment policies. The laws of most states in which the Company transacts business establish supervisory agencies with broad administrative powers relating to issuing and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, accounting principles, financial practices, establishing reserve and capital and surplus requirements, defining suitable investments for reserves, capital and surplus and approving rate schedules.

    The Insurance Subsidiaries are regulated by the insurance commissioners of their respective states of domicile. Regulatory examinations usually occur at three year intervals. Examinations are currently in progress for Fidelity Title
(1997), Fidelity New York (1997), Nations New York (1997) and National (1997). The Company has not received preliminary reports of examination for Fidelity Title, Fidelity New York, Nations New York or National, as the examinations are currently ongoing.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The Department of Insurance of the State of California (Department) is currently conducting an examination of Fidelity Title for the four-year period ended December 31, 1997. The Department has not issued a draft examination report, however, they have discussed certain issues with the Company regarding proposed reductions to Fidelity Title's surplus as regards policyholders that have not yet been resolved. These issues involve the interpretation of certain sections of the insurance regulations and circumstances which have evolved as a result of the redomestication of Fidelity Title from Arizona to California and the merger of Fidelity California and Nations into Fidelity Title. The California insurance regulations differ from those of Arizona (Fidelity Title's former state of domicile) and, as a result, the treatment of certain items has been discussed. During the redomestication and merger process, neither the Company nor the Department contemplated these differences and the resulting financial statement impact of these issues. The Company is in the process of coordinating with the legal division of the Department to resolve these issues and expects a favorable outcome will be reached. If all of the issues are resolved pursuant to the Company's current plan of action, the decrease in statutory surplus would be approximately $4.5 million.

    Examinations have been completed for Fidelity Pennsylvania (1995), Fidelity Tennessee (1995) and Nations Title (1996). All adjustments proposed by the examiners have been recorded by the Company for Fidelity Pennsylvania, Fidelity Tennessee and Nations Title, and are included in the calculation of dividend capability, statutory surplus and statutory income (loss) reported below.

    Statutorily calculated net worth determines the maximum insurable amount under any single title insurance policy. As of January 1, 1998, the Company's self-imposed single policy maximum insurable amounts, which comply with all statutory limitations, for Fidelity Title, Fidelity New York and Fidelity Tennessee were $42.0 million, $80.0 million and $6.0 million, respectively. The self-imposed single policy maximum insurable amounts for Nations New York and National are $20.0 million and $6.7 million, respectively.

    The Insurance Subsidiaries are subject to regulations that restrict their ability to pay dividends or make other distributions of cash or property to their immediate parent company without prior approval from the Department of Insurance of their respective states of domicile. In the case of Fidelity Title, the total amount of dividends made in any twelve-month period may not exceed the greater of 10% of surplus as regards policyholders as of the last day of the preceding year or net income for the twelve-month period ending the last day of the preceding year. In the case of Fidelity New York, the total amount of dividends and distributions is limited to surplus as regards policyholders, excluding capital stock, less fifty percent of statutory premium reserve as of the last day of the preceding year and capital contributions received in the latest five-year period. As of January 1, 1998, Fidelity Title could pay dividends or make other distributions to the Company of $6,823,000. Fidelity New York does not have any dividend paying capability as of January 1, 1998.

    The combined statutory capital and surplus of the Insurance Subsidiaries was $94,101,000, $73,326,000 and $67,174,000 as of December 31, 1997, 1996 and 1995,
respectively. The combined statutory income (loss) of the Insurance Subsidiaries was $21,500,000, $6,052,000 and $(1,533,000) for the years ended December 31,
1997, 1996 and 1995, respectively. These amounts do not include certain of the proposed Fidelity Title examination adjustments previously discussed.

    As a condition to continued authority to underwrite policies in the states in which the Insurance Subsidiaries conduct their business, the Insurance Subsidiaries are required to pay certain fees and file information regarding their officers, directors and financial condition. In addition, the Company's escrow and trust business is subject to regulation by various state banking authorities.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    The UTCs are also subject to certain regulation by insurance regulatory or banking authorities, primarily relating to minimum net worth and dividend capability. Minimum net worth of $7.5 million and $2.5 million is required for Fidelity National Title Company ("FNTC") and Fidelity National Title Company of California ("FNCAL"), respectively. In addition, the Company has agreed to notify the State of California Department of Insurance of dividend payments by FNTC and FNCAL greater than 30% of earnings before income taxes through 1998.

    Granite Financial, LLC (the "LLC") was organized in Colorado on February 21, 1995. LLC was principally engaged in the business of originating and selling lease contracts. In June 1996, Granite Financial, Inc. was incorporated. Concurrently with the consummation of the public offering (see below), Granite exchanged 2,000,000 shares of its common stock for all of the outstanding membership interests of the LLC, as a result of which Granite was the sole member of the LLC. Contemporaneously, Granite caused the LLC to be liquidated and the assets of the LLC were distributed to Granite as the sole member. For purposes of the Company's Consolidated Financial Statements, it is assumed that Granite was incorporated on January 1, 1996. The impact of this assumption on the Company's Consolidated Financial Statements is immaterial.

    In October 1996, Granite completed a public offering of 1,211,000 shares of common stock at $10.67 per share. The proceeds of the offering were approximately $10,734,000, net of offering costs of $2,187,000. Additionally, Granite issued warrants to the underwriter to purchase 105,300 shares at $14.96.

    In July 1997, Granite completed a second public offering of 1,474,000 shares of common stock at $11.75 per share. Additionally, Granite granted to the underwriters a 30-day option to purchase up to an additional 221,000 shares of common stock to cover over-allotments. The option was exercised by the underwriters within the 30- day option period. The proceeds of the offering were approximately $17,990,000, net of offering costs of $1,926,000. Granite also issued warrants to the underwriters to purchase 105,300 shares of common stock exercisable at $14.69 per share.

M.  EMPLOYEE BENEFIT PLANS

    Employee benefits include an employee stock purchase plan, three stock option plans and a 401(k) plan.

    In 1987, stockholders approved the adoption of an Employee Stock Purchase Plan ("ESPP"). Under the terms of the ESPP and subsequent amendments, there are 7,986,000 shares of the Company's common stock available for purchase at current market prices by Company employees who meet certain vesting requirements. Pursuant to the ESPP, Company employees may contribute an amount between 5% and 15% of their base salary and certain commissions. The Company contributes varying amounts as specified in the ESPP. During the years ended December 31, 1997, 1996 and 1995, 321,449, 338,047 and 315,901 shares, respectively, were purchased and allocated to employees, based upon their contributions, at an average price of $15.10, $12.45 and $9.77 per share, respectively. The Company contributed $1.7 million or the equivalent of 111,582 shares for the year ended December 31, 1997, $1.2 million or the equivalent of 97,471 shares for the year ended December 31, 1996 and $1.4 million or the equivalent of 143,559 shares for the year ended December 31, 1995 in accordance with the employer's matching contribution. A total of 6,524,409 shares have been purchased by both the ESPP and employees since the adoption of the ESPP.

    In 1987, stockholders also approved the adoption of a Stock Option Plan ("1987 Option Plan"). Under the terms of the 1987 Option Plan, the Company may grant stock options to certain key employees and non-employee directors or officers. The number of shares issuable under the 1987 Option Plan is 1,647,113 shares of common stock at not less than fair market value on the date of grant. Employees are eligible to receive incentive stock options or non-qualified stock options and non-employee directors are eligible to receive non-qualified stock options. Options available to directors or officers may not exceed one-half of the aggregate

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES number of shares available for grant. All options granted become exercisable at the discretion of the Board of Directors and expire five to eleven years from the date of grant. Options that lapse or are cancelled prior to exercise are added to the shares authorized for future grants. The 1987 Option Plan expired December 31, 1997.

    In 1992, the stockholders approved the adoption of the 1991 Stock Option Plan ("1991 Option Plan"). Under the terms of the 1991 Option Plan, options may be granted to officers and key employees of the Company or any or all of its present or future subsidiaries. The number of shares reserved for issuance under the 1991 Option Plan and subsequent amendments is 2,362,525 shares of Common Stock, which may be newly issued or treasury shares. The per share option price is determined at the date of grant. The option price may be less than the fair market value of the common stock at the date of grant to reflect the application of the optionee's deferred bonus, if applicable. Options granted under the 1991 Option Plan shall be exercisable in such installments and for such periods as may be fixed at the time of grant, but in no event shall any stock options extend for a period in excess of 12 years from the date of grant.

    In 1994, the stockholders approved the adoption of the 1993 Stock Plan ("1993 Plan"). Under the terms of the 1993 Plan, options may be granted to officers, key employees and non-employee directors of the Company. The number of shares of Common Stock reserved for issuance under the 1993 Plan is 998,250. The per share option price is determined at the date of grant provided that the price for incentive stock options shall not be less than 100% of their market value or award stock shares. The 1993 Plan also contains an automatic grant of non-qualified stock options to non-employee directors at an exercise price equal to 100% of fair value at date of grant, and the right to exercise such options shall vest equally over three years. Stock options granted under the 1993 plan are exercisable subject to the terms and conditions set by the Board of Directors, however, options shall be exercisable no earlier than six months nor later than ten years following the grant date.

    In June 1996, Granite adopted a Stock Option Plan ("Granite Plan") allowing for the issuance of qualified and non-qualified stock options to purchase an aggregate of 315,900 shares of common stock to directors, officers, employees, agents and consultants of Granite. The Granite Plan is administered by the Board of Directors. The Granite Plan provides that qualified stock options be granted at an exercise price equal to fair market value of the common shares of Granite on the date of the grant, and must be at least 110% of fair market value when granted to a 10% or more shareholder. The term of all qualified stock options granted under the Granite Plan may not exceed ten years, except the term of qualified stock options granted to a 10% or more shareholder which may not exceed five years. The Granite Plan provides that non-qualified stock options be granted at an exercise price not less than 85% of the fair market value of the common shares of Granite on the date of grant. The term of all non-qualified stock options granted under The Granite Plan may not exceed ten years, except the term of non-qualified stock options granted to a 10% or more shareholder which may not exceed five years. In April 1997, the Granite Plan was amended and restated in order to make certain technical modifications thereto and was further amended in June 1997 to increase the shares of common stock reserved for issuance to 631,800.

                         FIDELITY NATIONAL FINANCIAL, INC.  AND SUBSIDIARIES

      The following table sets forth activity in the 1987 and 1991 Stock Option Plans, the 1993 Stock Plan and the Granite Plan from December 31, 1994 through December 31, 1997:

                                                           1987 STOCK OPTION PLAN              1991 STOCK OPTION PLAN
                                                 ----------------------------------------    --------------------------
                                                                   NON-
                                                 INCENTIVE      QUALIFIED      EXERCISE                       EXERCISE
                                                  OPTIONS        OPTIONS        PRICE          SHARES        PRICE(1)
                                                 ----------     ----------    -----------    ----------     -----------
Outstanding at December 31, 1994 ............         4,386        545,835    $1.14-11.46     1,454,374     $  .59-7.45
        Granted in 1995 .....................         9,858        465,850      7.61-9.77        63,030       3.42-3.68
        Exercised in 1995 ...................        (2,194)            --             --      (237,661)      4.66-7.45
        Expired or cancelled in 1995 ........            --             --             --            --              --
                                                 ----------     ----------    -----------    ----------     -----------
Outstanding at December 31, 1995 ............        12,050      1,011,685    $1.14-11.46     1,279,743     $  .59-7.45
        Granted in 1996 .....................            --        323,675          10.54       104,699       5.91-6.20
        Exercised in 1996 ...................            --             --             --       (61,287)       .66-7.45
        Expired or cancelled in 1996 ........            --        (69,878)    7.61-11.46       (33,576)      3.68-7.45
                                                 ----------     ----------    -----------    ----------     -----------
Outstanding at December 31, 1996 ............        12,050      1,265,482    $1.14-11.46     1,289,579     $  .59-7.29
        Granted in 1997 .....................            --        589,600     6.93-18.24       182,881      6.93-11.48
        Exercised in 1997 ...................            --        (69,575)    9.77-10.54       (52,657)       .59-7.29
        Expired or cancelled in 1997 ........            --             --             --            --              --
                                                 ----------     ----------    -----------    ----------     -----------
Outstanding at December 31, 1997 ............        12,050      1,785,507    $1.14-18.24     1,419,803     $ .59-11.48
                                                 ==========     ==========    ===========    ==========     ===========
Exercisable at December 31, 1997 ............        12,050      1,206,907    $1.14-18.24     1,400,984     $  .59-7.29
                                                 ==========     ==========    ===========    ==========     ===========
Exercisable through.........................      June 2005     Sept. 2007                    May 2008

                                                      1993 STOCK PLAN                  GRANITE PLAN
                                                 ---------------------------    ---------------------------
                                                                  EXERCISE                       EXERCISE
                                                   SHARES          PRICE        SHARES(2)         PRICE
                                                 ----------     ------------    ----------     ------------
Outstanding at December 31, 1994 ............        69,878     $10.43-11.15            --               --
        Granted in 1995 .....................        97,162        7.51-8.17            --               --
        Exercised in 1995 ...................            --               --            --               --
        Expired or cancelled in 1995 ........        (6,655)     10.42-11.15            --               --
                                                 ----------     ------------    ----------     ------------
Outstanding at December 31, 1995 ............       160,385      $7.51-11.16            --               --
        Granted in 1996 .....................        52,659      10.66-11.16       283,962      $8.48-13.64
        Exercised in 1996 ...................            --               --            --               --
        Expired or cancelled in 1996 ........            --               --            --               --
                                                 ----------     ------------    ----------     ------------
Outstanding at December 31, 1996 ............       213,044      $7.51-11.16       283,962      $8.48-13.64
        Granted in 1997 .....................        27,500            12.65       208,846      12.82-14.89
        Exercised in 1997 ...................       (22,410)           11.16        (1,404)           11.40
        Expired or cancelled in 1997 ........            --               --        (8,774)      8.48-13.53
                                                 ----------     ------------    ----------     ------------
Outstanding at December 31, 1997 ............       218,134      $7.51-12.65       482,630      $8.48-14.89
                                                 ==========     ============    ==========     ============
Exercisable at December 31, 1997 ............       208,008      $7.51-12.65       482,630      $8.48-14.89
                                                 ==========     ============    ==========     ============
Exercisable through..........................    April 2008                     July 2008

---------------

(1) This variable plan allows for exercise prices with a fixed discount from the quoted market price. 63,030 options were granted in 1995 at an exercise price of $7.70 to key employees of the Company who applied deferred bonuses expensed in 1994 amounting to $236,773 to the exercise price, reducing it to $3.95 if exercised within the first year of the grant. The exercise price of these options decreases approximately 6.0% per year through 2000 and $.16 per share from 2001 through 2006, at which time the exercise price will be $1.61. 104,699 options were granted in 1996 at an exercise price of $10.33 to key employees of the Company who applied deferred bonuses expensed in 1995 amounting to $432,640 to the exercise price, reducing it to $6.20 if exercised within the first year of the grant. The exercise price of these options decreases approximately 5.0% per year through 2001 and $.18 per share from 2002 through 2007, at which time the exercise price will be $3.64. In 1997, 182,881 options were granted at an exercise price of $11.48 to key employees of the company who applied deferred bonuses expensed in 1996 amounting to $875,730 to the exercise price, reducing it to $6.93 if exercised within the first year of the grant. The exercise price of these options decreases approximately 7% per year through 2002 and $.20 per share from 2003 through 2008, at which time the exercise price will be $4.11.

(2) Includes warrants granted to underwriters in conjunction with Granite public offerings.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

      The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25") and related Interpretations in accounting for its employee stock options. As discussed below, in management's opinion, the alternative fair value accounting provided for under Statement of Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("Statement 123") requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

      Pro forma information regarding net earnings and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions. The risk free interest rates used in the calculation is the rate on the date the options were granted. The risk free interest rate used for options granted during 1997, 1996 and 1995 were 6.0%, 6.5% and 6.9%, respectively. A volatility factor for the expected market price of the common stock of 50% was used for options granted in 1997, 1996 and 1995. The expected dividend yield used for 1997, 1996 and 1995 was 1.0%, 2.0% and 2.0%, respectively. A weighted average expected life of seven years was used in all years as the Company has little history of options being exercised.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the value of an estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For purpose of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options' vesting period. The Company's pro forma information follows:

                                                              YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                       1997            1996            1995
                                                    ----------      ----------      ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
    Pro forma basic net earnings .............      $   39,845      $   22,620      $    5,290
    Pro forma diluted net earnings ...........      $   42,984      $   25,816      $    5,290
    Pro forma earnings per share
             Basic ...........................      $     2.07      $     1.36      $      .35
             Diluted .........................            1.72            1.17             .34

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    A summary of the Company's stock option activity, and related information for the years ended December 31, 1997, 1996 and 1995 is as follows:

                                                            1997                        1996                         1995
                                                 ------------------------     ------------------------     ------------------------
                                                                 WEIGHTED-                    WEIGHTED-                    WEIGHTED-
                                                                 AVERAGE                      AVERAGE                      AVERAGE
                                                  NUMBER         EXERCISE       NUMBER        EXERCISE       NUMBER        EXERCISE
                                                 OF SHARES        PRICE       OF SHARES        PRICE        OF SHARES       PRICE
                                                 ----------      --------     ----------      --------     ----------      --------
Stock options outstanding
 beginning of year .........................      3,064,117      $   7.75      2,463,863      $   6.93      2,074,473      $   6.57
Stock options granted ......................      1,008,827         11.11        764,995         10.26        635,900          7.26
Stock options exercised ....................       (146,046)         8.63        (61,287)         4.26       (239,855)         4.67
Stock options cancelled ....................         (8,774)        12.51       (103,454)         9.01         (6,655)        10.78
                                                 ----------      --------     ----------      --------     ----------      --------
Stock options outstanding, end of year .....      3,918,124      $   8.61      3,064,117      $   7.75      2,463,863      $   6.93
Exercisable at end of year .................      3,310,579            --      2,676,304            --      1,942,557            --
Weighted-average fair value of options
 granted during the year ...................             --      $  11.64             --      $  12.12             --      $   8.19

  The weighted average remaining contractual life of the options outstanding at December 31, 1997 is 7.8 years.

  The following table sets forth options outstanding and exercisable by price range as of December 31, 1997:

                                           DECEMBER 31, 1997
--------------------------------------------------------------------------------------------------------
                        OPTIONS OUTSTANDING                                     OPTIONS EXERCISABLE
-----------------------------------------------------------------------     ----------------------------
                                              WEIGHTED         WEIGHTED                         WEIGHTED
                          NUMBER              AVERAGE          AVERAGE           NUMBER         AVERAGE
    RANGE OF            OUTSTANDING          REMAINING         EXERCISE        EXERCISABLE      EXERCISE
 EXERCISE PRICES       AS OF 12/31/97     CONTRACTUAL LIFE      PRICE        AS OF 12/31/97      PRICE
-----------------      --------------     ----------------    ---------      --------------     --------
$0.5260 -   2.7580         460,508              5.65           $ 1.5954           460,508       $ 1.5954
 3.1550 -   6.0480         394,755              9.00             5.6044           394,756         5.6044
 6.2550 -   7.2680         595,334              8.20             7.0288           547,916         7.0482
 7.5130 -   7.6270         439,230              7.34             7.6116           437,012         7.6121
 8.0770 -  10.4250         483,511              7.49             9.6783           481,171         9.6841
10.5370 -  11.0230         489,280              8.61            10.7096           324,280        10.5501
11.1450 -  11.4770         660,969              7.40            11.4494           303,469        11.4168
11.9300 -  14.9570         356,037             10.24            14.2610           350,467        14.3290
15.9660 -  15.9660           5,500              9.58            15.9660                --             --
18.2390 -  18.2390          33,000              9.71            18.2390            11,000        18.2390
------------------       ---------             -----           --------         ---------       --------
$0.5260 - $18.2390       3,918,124              7.79           $ 8.6070         3,310,579       $ 8.2980

    The Company also offers the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan, a qualified voluntary contributory savings plan, available to substantially all employees. Eligible employees may contribute up to 15% of their pretax annual compensation, up to the amount allowed pursuant to the Internal Revenue Code. The Company may elect to make matching contributions. The Company has historically not made matching contributions.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

N. SUPPLEMENTARY CASH FLOW INFORMATION

   The following supplemental cash flow information is provided with respect to interest and tax payments, as well as certain non-cash investing and financing activities.

                                                                           YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                      1997          1996          1995
                                                                    --------      --------      --------
                                                                            (DOLLARS IN THOUSANDS)
      Cash paid (refunded) during the year:
       Interest ..............................................      $  6,331      $  6,233      $  4,568
                                                                    ========      ========      ========
       Income taxes ..........................................      $ 16,125      $ 14,334      $ (3,147)
                                                                    ========      ========      ========
      Non-cash investing and financing activities:
       Dividends declared and unpaid .........................      $  1,254      $    975      $    860
                                                                    ========      ========      ========
       Acquisition of Nations Title Inc. .....................      $     --      $  2,130      $     --
                                                                    ========      ========      ========
       Acquisition of Fidelity National Tax ..................      $     --      $  2,520      $     --
                                                                    ========      ========      ========
       Acquisition of National Alliance Marketing
         Group, Inc. .........................................      $  2,317      $     --      $     --
                                                                    ========      ========      ========
       Acquisition of First Title Corporation ................      $  3,760      $     --      $     --
                                                                    ========      ========      ========
       Acquisition of Ifland Credit Services .................      $  2,985      $     --      $     --
                                                                    ========      ========      ========
       Acquisition of Bron Research, Inc. ....................      $  9,850      $     --      $     --
                                                                    ========      ========      ========
       Acquisition of Credit Reports, Inc. ...................      $    200      $     --      $     --
                                                                    ========      ========      ========
       Acquisition of Express Network, Inc. ..................      $  5,275      $     --      $     --
                                                                    ========      ========      ========
       Retirement of LYONs ...................................      $ 25,512      $     --      $     --
                                                                    ========      ========      ========
       Conversion of LYONs ...................................      $    888      $     --      $     --
                                                                    ========      ========      ========

O.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF RISK

    During 1997, the Company generated 38.0% and 11.3% of its title insurance premiums in California and New York, respectively. The Company generated a significant amount of title insurance premiums in California and Texas, 38.5% and 8.9% in 1996, and 43.6% and 10.1% in 1995, respectively.

    Granite's leases are originated through a network of approximately 73 independent lease originators located throughout the United States. Transactions generated by a single independent lease originator accounted for approximately 8.9% and 17.9% of the Company's leases funded during the years ended December 31, 1997 and 1996, respectively. Transactions generated by the Company's ten largest independent lease originators accounted for approximately 53.9% and 59.5% of leases funded during the years ended December 31, 1997 and 1996.

    Granite approved contingent fundings of approximately $73,200,000 and $23,800,000 in leases at December 31, 1997 and 1996, respectively.

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments, trade receivables, notes receivable and financial instruments used in hedging activities.

    The Company places its cash equivalents and short-term investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. Investments in commercial paper of industrial firms and financial institutions are rated A1, P1 or better.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade receivables credit risk. The Company controls credit risk through monitoring procedures.

    Concentrations of credit risk with respect to notes receivable are limited because a number of diverse entities make up the Company's notes receivable base, thus spreading the credit risk. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs in-depth credit evaluations for all notes and requires guarantees and/or collateral, if deemed necessary.

    The counterparty to the agreement relating to the Company's interest rate swap instrument consists of a major high credit quality financial institution. The Company does not believe that there is significant risk of nonperformance by this counterparty because the Company continually monitors the credit rating of such counterparties and limits the financial exposure and the amount of agreements entered into with any one financial institution. While the notional amounts of financial instruments are often used to express the volume of these transactions, the potential accounting loss on these transactions if the counterparty failed to perform is limited to the amounts, if any, by which the counterparty's obligation under the contract exceeds the obligation of the Company to the counterparty.

P.  SUBSEQUENT EVENTS

    On March 18, 1998, the Company announced that it had entered into an agreement to sell National Title Insurance of New York Inc. to American Title Company, subject to regulatory approval and certain other conditions. The purchase price is structured at a premium to book value. National was acquired in April 1996, as part of the Nations Title Inc. acquisition and has not been actively underwriting policies since the transaction closed. American Title Company is an underwritten title company which was formerly a wholly-owned subsidiary of the Company. Effective July 1, 1997, 60% of ATC was sold to certain members of ATC management. The Company will continue to own 40% of ATC, and ultimately National, following the transaction.

    On March 19, 1998, the Company's Board of Directors declared a cash dividend of $.07 per share which was payable on May 1, 1998, to stockholders of record on April 10, 1998.

    On March 25, 1998, the Company closed a new credit facility, the proceeds of which were used to terminate and pay the Company's credit agreement dated as of September 21, 1995. Additional amounts available under the new credit facility are available for general corporate purposes.

    Also, on March 25, 1998, the Company announced that it had executed an agreement to merge Matrix Capital Corporation ("Matrix") with a newly-formed subsidiary of the Company. The merger is subject to regulatory approvals and other customary conditions, and requires approval of the merger by the shareholders of Matrix and approval of the issuance of Company common stock in connection with the merger by the shareholders of the Company.

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

    Under the terms of the definitive agreement, each share of Matrix stock will be converted into the right to receive .80 shares of Company common stock without interest, together with cash in lieu of any fractional share. The exchange ratio has been collared between $28.75 and $35.00 per Company share. The market value is to be determined based on the average closing price of Company stock during the 20 day trading period ending on the third business day immediately prior to the Matrix stockholders' meetings held to approve the transaction (the "Average Stock Price"). Below $28.75 the Company may make up the difference in additional shares at its option and above $35.00 the exchange ratio would be adjusted to a number equal to $28.00 plus fifty percent of the amount by which the Average Stock Price exceeds $35.00 divided by the Average Stock Price. It is intended that the merger be treated as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code and be accounted for as a "pooling-of-interests."

    On May 7, 1998, the Company announced that it has entered into an agreement and plan of merger to merge Alamo Title Holding Company with a newly formed subsidiary of Fidelity National Financial, Inc. Alamo Title Holding Company is the parent of Alamo Title Insurance, SWT Holdings, Inc., Alamo Title Company of Tarrant County, Inc., Alamo Title of Travis County, Inc. and Alamo Title of Guadalupe County, Inc. The merger is subject to regulatory approvals and the approval of the Alamo Title Holding Company shareholders.

    Under the terms of the definitive agreement, the Company will issue 2.1 million shares of its common stock for 100% of the shares of Alamo. The transaction value is collared between $75 million and $85 million. If the average price of Company common stock during the pricing period multiplied by the 2.1 million shares equates to less than $75 million in value, shares shall be added to total a minimum of $75 million in value. If the average price of the Company common stock multiplied by the 2.1 million shares totals more than $85 million, the number of shares shall be reduced such that the total transaction value equals a maximum of $85 million. If the transaction closes after November 15, 1998 and the total transaction value equals more than $90 million based on the value of the 2.1 million shares, the value above $90 million will be shared equally by both the Company and Alamo. It is intended that the merger be treated as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code and be accounted for as a "pooling-of-interests."

    On May 15, 1998, the Company completed the sale of its wholly-owned subsidiary ACS Systems, Inc. ("ACS") to Micro General Corporation (OTCBB:MGEN) for 4,600,000 shares of Micro General common stock. ACS provides small to medium size businesses within the real estate industry with software, systems integration and communication services including telecommunications hardware, long distance reselling, computer hardware and system software reselling, consulting services, technical services, internet services, electronic commerce and title and escrow software applications. The sales price is valued at $6,900,000 resulting in a deferred gain to the Company of approximately $5,300,000. ACS will continue to provide the above listed services to the Company at preferred customer rates. The Company currently owns 81.4% of Micro General Corporation.

    On June 17, 1998, the Company's Board of Directors declared a cash dividend of $.07 per share which will be payable on July 24, 1998 to stockholders of record as of July 13, 1998.

Q.  RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires all items that are necessary to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement, but requires that an enterprise display an amount representing total comprehensive income for the period covered by that financial statement. SFAS 130 requires an enterprise to
(a) classify items of other

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS 130 did not have a material impact on the Company's financial reporting.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for public business enterprises to report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. It amends FASB Statement No. 94, "Consolidation of All Majority-Owned Subsidiaries," to remove the special disclosure requirements for previously unconsolidated subsidiaries. SFAS 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, segment assets, information about the revenues derived from the enterprise's products or services and major customers. SFAS 131 also requires that the enterprise report descriptive information about the way that the operating segments were determined and the products and services provided by the operating segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. SFAS 131 need not be applied to interim financial statements in the initial year of its application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. Management has not determined whether the adoption of SFAS 131 will have a material impact on the Company's financial reporting.

                                                                      SCHEDULE I

                       FIDELITY NATIONAL FINANCIAL, INC.
                                (PARENT COMPANY)

                                 BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                             (Restated)  (Restated)
                                      ASSETS
Cash........................................................  $     --    $  2,922
Investment securities available for sale, at fair value.....    46,811      31,569
Trade receivables, net......................................        20          20
Notes receivable, net.......................................     2,500       4,535
Investment in subsidiaries..................................   315,579     230,067
Investments in real estate and partnerships, net............     1,435       1,435
Income taxes receivable.....................................        --       7,589
Prepaid expenses and other assets...........................     4,290       6,083
                                                              --------    --------
                                                              $370,635    $284,220
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued liabilities..................  $  7,466    $  2,935
  Notes payable.............................................    96,885     120,263
  Accounts payable to subsidiaries..........................     9,272      28,353
  Deferred income taxes.....................................    15,060       8,234
  Income taxes payable......................................    10,122          --
                                                              --------    --------
                                                               138,805     159,785
                                                              --------    --------
Stockholders' Equity:
  Preferred stock, $.0001 par value; authorized 3,000,000
     shares; issued and outstanding, none...................        --          --
  Common stock, $.0001 par value; authorized, 50,000,000
     shares in 1997 and 1996; issued 28,367,439 in 1997 and
     23,968,913 in 1996.....................................         3           2
  Additional paid-in capital................................   132,729      74,265
  Retained earnings.........................................   131,051      92,209
                                                              --------    --------
                                                               263,783     166,476
  Net unrealized gains on investments.......................    22,422      12,334
  Less treasury stock, 6,041,352 shares in 1997 and 1996, at
     cost...................................................    54,375      54,375
                                                              --------    --------
                                                               231,830     124,435
  Commitments and contingencies.............................
  Subsequent events.........................................
                                                              --------    --------
                                                              $370,635    $284,220
                                                              ========    ========

                       See Notes to Financial Statements.
                     (Schedule continued on following page.)

                                                                      SCHEDULE I
                                                                     (Continued)

                       FIDELITY NATIONAL FINANCIAL, INC.
                                (PARENT COMPANY)

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
                                                             (Restated) (Restated)
REVENUE:
  Other fees and revenue....................................  $     13    $ 1,617    $   583
  Interest and investment income............................     1,868        227      2,563
                                                              --------    -------    -------
                                                                 1,881      1,844      3,146
                                                              --------    -------    -------
EXPENSES:
  Other operating expenses..................................     9,645      2,288        204
  Interest expense..........................................     7,163      7,177      8,427
                                                              --------    -------    -------
                                                                16,808      9,465      8,631
                                                              --------    -------    -------
Losses before income tax benefit, equity in earnings of
  subsidiaries and extraordinary item.......................   (14,927)    (7,621)    (5,485)
Income tax benefit..........................................     6,493      3,048        899
                                                              --------    -------    -------
Losses before equity in earnings of subsidiaries and
  extraordinary item........................................    (8,434)    (4,573)    (4,586)
Equity in earnings of subsidiaries..........................    53,231     30,100     12,218
                                                              --------    -------    -------
Earnings before extraordinary item..........................    44,797     25,527      7,632
Extraordinary item -- loss on early retirement of debt, net
  of applicable income tax benefit of $1,180 in 1997 and
  $437 in 1995..............................................    (1,700)        --       (813)
                                                              --------    -------    -------
Net earnings................................................  $ 43,097    $25,527    $ 6,819
                                                              ========    =======    =======
Basic net earnings..........................................  $ 43,097    $25,527    $ 6,819
                                                              ========    =======    =======
Basic earnings per share before extraordinary item..........  $   2.32    $  1.53    $   .50
Extraordinary item -- loss on early retirement of debt, net
  of applicable income tax benefit..........................      (.09)        --       (.05)
                                                              --------    -------    -------
Basic net earnings per share................................  $   2.23    $  1.53    $   .45
                                                              ========    =======    =======
Weighted average shares outstanding, basic basis............    19,272     16,647     15,131
                                                              ========    =======    =======
Diluted net earnings........................................  $ 46,239    $28,723    $ 6,819
                                                              ========    =======    =======
Diluted net earnings per share before extraordinary item....  $   1.92    $  1.30    $   .49
Extraordinary item -- loss on early retirement of debt, net
  of applicable income tax benefit..........................      (.07)        --       (.05)
                                                              --------    -------    -------
Diluted net earnings per share..............................  $   1.85    $  1.30    $   .44
                                                              ========    =======    =======
Weighted average shares, diluted basis......................    24,948     22,106     15,694
                                                              ========    =======    =======
Retained earnings, beginning of year........................  $ 92,209    $70,273    $66,668
  Dividends declared........................................    (4,255)    (3,591)    (3,214)
  Net earnings..............................................    43,097     25,527      6,819
                                                              --------    -------    -------
Retained earnings, end of year..............................  $131,051    $92,209    $70,273
                                                              ========    =======    =======

                       See Notes to Financial Statements.
                     (Schedule continued on following page.)

                                                                      SCHEDULE I
                                                                     (Continued)

                       FIDELITY NATIONAL FINANCIAL, INC.
                                (PARENT COMPANY)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
                                                            (Restated)  (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings.............................................  $ 43,097    $ 25,527    $  6,819
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Extraordinary item: Loss on early retirement of
       LYONs...............................................     2,090          --          --
     Depreciation and amortization.........................        --          90          98
     Amortization of LYONs original issue discount and
       issuance costs......................................     5,939       5,295       4,916
     Provision for losses on notes receivable..............       195         240         (80)
     Net equity in earnings of subsidiaries................   (53,231)    (30,100)    (12,218)
     (Gain) loss on sale of investments....................      (746)      1,625        (639)
     Net increase (decrease) in income taxes...............    17,431       3,417       7,673
     Net (increase) decrease in prepaid expenses and other
       assets..............................................       (99)     (1,470)      4,397
     Net increase (decrease) in accounts payable and
       accrued liabilities.................................     3,552      (1,380)     (2,584)
                                                             --------    --------    --------
          Net cash provided by operating activities........    18,228       3,244       8,382
                                                             --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of investments.......................     7,491       8,699      25,112
  Purchase of investments..................................   (12,217)     (8,814)     (7,471)
  Additions to notes receivable............................        --      (4,350)         --
  Collections on notes receivable..........................     1,590         393         106
  Additions to investment in subsidiaries..................    (7,055)    (10,699)     (7,034)
  Investment in real estate and partnerships, net..........        --          --         (53)
                                                             --------    --------    --------
          Net cash provided by (used in) investing
            activities.....................................   (10,191)    (14,771)     10,660
                                                             --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings...............................................        --       5,000      33,772
  Debt service payments....................................    (3,000)     (3,000)    (46,814)
  Extraordinary items:
     Early retirement of LYON's............................       790          --          --
     Early retirement of debt..............................        --          --       1,250
  Dividends paid...........................................    (3,979)     (3,477)     (3,232)
  Issuance (acquisition) of treasury stock, net............        --       1,917     (15,831)
  Exercise of stock options................................     1,412         440       1,439
  Net borrowings from (payments to) subsidiaries...........    (6,182)     13,325      10,618
                                                             --------    --------    --------
          Net cash provided by (used in) financing
            activities.....................................   (10,959)     14,205     (18,798)
                                                             --------    --------    --------
Net increase (decrease) in cash and cash equivalents.......    (2,922)      2,678         244
Cash and cash equivalents at beginning of year.............     2,922         244          --
                                                             --------    --------    --------
Cash and cash equivalents at end of year...................  $     --    $  2,922    $    244
                                                             ========    ========    ========

                See accompanying Notes to Financial Statements.
                    (Schedule continued on following page.)

                                                                      SCHEDULE I
                                                                     (Continued)

                       FIDELITY NATIONAL FINANCIAL, INC.
                                (PARENT COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

           AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1997 (RESTATED) AND 1996 (RESTATED) AND THE YEAR ENDED DECEMBER 31, 1995.

A. Fidelity National Financial, Inc. (the "Company") transacts substantially all of its business through its subsidiaries. The Parent Company Financial Statements should be read in connection with the aforementioned Consolidated Financial Statements and Notes thereto included elsewhere herein.

    On November 17, 1997, Fidelity National Financial, Inc. signed an Agreement and Plan of Merger to merge a newly-formed subsidiary of the Company into Granite Financial, Inc. Granite, located in Golden, Colorado, is a specialty finance company engaged in the business of originating, funding, purchasing, selling, securitizing and servicing equipment leaess for a broad range of businesses located throughout the United States. This transaction closed on February 26, 1998. This transaction has been accounted for as a pooling-of-interests.

    The Consolidated Balance Sheets as of December 31, 1997 and 1996 and the related Consolidated Statements of Earnings, Stockholders' Equity and Cash Flows for each of the years in the two-year period ended December 31, 1997 and the related Notes to Consolidated Financial Statements, have been restated to reflect the inclusion of Granite Financial, Inc. ("Granite"). See Note L.

B. Notes payable consist of the following:

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1996
                                                              ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
Credit agreement, secured by common stock of certain
  Insurance Subsidiaries, with principal due quarterly
  and interest due monthly at LIBOR rate plus 2.0%
  (7.63% at December 31, 1997), due September 2001, paid
  subsequent to year end....................................   $15,250     $ 18,250
Bank revolving credit facility, secured by common stock of
  certain Insurance Subsidiaries, with interest due
  quarterly at LIBOR rate plus 2.0% (7.63% at December 31,
  1997) principal due quarterly beginning April 1998, due
  September 2001, unused portion of $8 million at December
  31, 1997 and 1996, paid subsequent to year end............     5,000        5,000
Liquid Yield Option Notes, zero coupon, convertible
  subordinated notes due 2009 with interest at 5.5%.........    76,635       97,013
                                                               -------     --------
                                                               $96,885     $120,263
                                                               =======     ========

     Principal maturities, including accretion of original issue discount, are as follows (dollars in thousands):

1998......................................................  $  3,563
1999......................................................     5,250
2000......................................................     5,500
2001......................................................     5,000
2002......................................................       938
Thereafter................................................   140,572
                                                            --------
                                                            $160,823
                                                            ========

                                                                      SCHEDULE I
                                                                     (Continued)

                       FIDELITY NATIONAL FINANCIAL, INC.
                                (PARENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

C.  SUPPLEMENTARY CASH FLOW INFORMATION:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
Cash paid (refunded) during the year:
  Interest..................................................  $ 1,931    $ 1,953    $ 3,126
                                                              =======    =======    =======
  Income taxes..............................................  $16,125    $14,334    $(3,147)
                                                              =======    =======    =======
Non-cash investing and financing activities:
  Dividends declared and unpaid.............................  $ 1,254    $   975    $   860
                                                              =======    =======    =======
  Acquisition of Nations Title Inc..........................  $    --    $ 2,130    $    --
                                                              =======    =======    =======
  Acquisition of Fidelity National Tax......................  $    --    $ 2,520    $    --
                                                              =======    =======    =======
  Acquisition of National Alliance Marketing Group, Inc.....  $ 2,317    $    --    $    --
                                                              =======    =======    =======
  Acquisition of First Title Corporation....................  $ 3,760    $    --    $    --
                                                              =======    =======    =======
  Acquisition of Ifland Credit Services.....................  $ 2,985    $    --    $    --
                                                              =======    =======    =======
  Acquisition of Bron Research, Inc.........................  $ 9,850    $    --    $    --
                                                              =======    =======    =======
  Acquisition of Credit Reports, Inc........................  $   200    $    --    $    --
                                                              =======    =======    =======
  Acquisition of Express Network, Inc.......................  $ 5,275    $    --    $    --
                                                              =======    =======    =======
  Retirement of LYONs.......................................  $25,512    $    --    $    --
                                                              =======    =======    =======
  Conversion of LYONs.......................................  $   888    $    --    $    --
                                                              =======    =======    =======

                                                                     SCHEDULE II

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
        YEAR ENDED DECEMBER 31, 1997 (RESTATED), 1996 (RESTATED) AND 1995
                             (DOLLARS IN THOUSANDS)

                 COL. A                     COL. B             COL. C               COL. D       COL. E
----------------------------------------  ----------   -----------------------    ----------    ---------
                                                              ADDITIONS
                                                       -----------------------
                                          BALANCE AT   CHARGED TO                                BALANCE
                                          BEGINNING    COSTS AND      OTHER       DEDUCTIONS     AT END
              DESCRIPTION                 OF PERIOD     EXPENSES    (DESCRIBE)    (DESCRIBE)    OF PERIOD
              -----------                 ----------   ----------   ----------    ----------    ---------
Year ended December 31, 1997:
  Reserve for claim losses..............   $187,245     $38,661      $   124(1)    $35,283(2)   $190,747
  Allowance on:
     Leases and lease securitization
       residual interests...............        355       2,114        3,130(1)      2,959(3)      2,640
     Trade receivables..................      6,822       1,920          204(1)      3,793(3)      5,153
     Notes receivable...................      2,654         270         (153)(1)     1,021(3)      1,750
  Real estate allowance.................      4,467         330           --         3,330(4)      1,467
  Amortization of cost in excess of net
     assets acquired and other
     intangible assets..................      6,613       4,348           --            --        10,961
Year ended December 31, 1996:
  Reserve for claim losses..............   $146,094     $33,302      $45,171       $37,322(2)   $187,245
  Allowance on:
     Leases and lease securitization
       residual interests...............         20         224          660(1)        549(3)        355
     Trade Receivables..................      3,471       2,644        3,091(1)      2,384(3)      6,822
     Notes Receivable...................      2,941         775          153(1)      1,215(3)      2,654
  Real estate allowance.................      3,467          --        1,000(1)         --         4,467
  Amortization of cost in excess of net
     assets acquired and other
     intangible assets..................      4,020       2,593           --            --         6,613
Year ended December 31, 1995:
  Reserve for claim losses..............   $153,306     $19,031      $    --       $26,243(2)   $146,094
  Allowance on:
     Trade receivables..................      2,029       1,701           --           259(3)      3,471
     Notes receivable...................      2,783         612           --           454(3)      2,941
  Real estate allowance.................      3,296         171           --            --         3,467
  Amortization of cost in excess of net
     assets acquired and other
     intangible assets..................      1,503       2,485           --            --         3,988

---------------
(1) Represents net reserve for claim losses and other allowances assumed from sales and acquisitions during the year.

(2) Represents payments of claim losses, net of recoupments.

(3) Represents uncollectible accounts written off, change in reserve due to reevaluation of specific items and change in reserve due to sale of certain assets.

(4) Represents reduction in the reserve balance due to the sale of a real estate property.

                                 EXHIBIT INDEX

          Exhibit
          Number    Description
          ------    -----------
            23.1    Consent of KPMG Peat Marwick LLP with respect to the Restated Consolidated Financial
                    Statements of Fidelity National Financial, Inc.

            27.1    Restated Financial Data Schedule -- for the year ended December 31, 1997

            27.2    Restated Financial Data Schedule -- for the year ended December 31, 1996

            27.3    Restated Financial Data Schedule -- for the quarter ended March 31, 1997

            27.4    Restated Financial Data Schedule -- for the quarter ended June 30, 1997

            27.5    Restated Financial Data Schedule -- for the quarter ended September 30, 1997

            27.6    Restated Financial Data Schedule -- for the quarter ended March 31, 1996

            27.7    Restated Financial Data Schedule -- for the quarter ended June 30, 1996

            27.8    Restated Financial Data Schedule -- for the quarter ended September 30, 1996